Exhibit 3(a)
                      JAMES RIVER CORPORATION OF VIRGINIA
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION


                                   ARTICLE I
                                      NAME

     The name of the corporation is James River Corporation of Virginia.


                                   ARTICLE II
                              PURPOSES AND POWERS

     A. Purposes. The purposes for which the Corporation is organized are to acquire, own, manage and dispose of the capital stock and other securities of paper manufacturing and all other types of corporations and to render to such corporations, and to others, such advice and services as may be permitted by law.

     B. Powers. The Corporation shall have those powers conferred by the laws of the Commonwealth of Virginia. It shall also have the power to transact any business not prohibited by law or required to be stated in these Articles of Incorporation.


                                  ARTICLE III
                                 CAPITAL STOCK

     A. Authorized Stock. The aggregate number of shares of stock which the Corporation shall have the authority to issue and the par value per share are as follows:

   Class                      No. of Shares         Par Value
 Common                         150,000,000            $  .10
 Preferred                        5,000,000             10.00

 B. Preemptive Rights. No holders of any class of stock of this Corporation shall have any preemptive or other preferential right to purchase or subscribe to (i) any shares of any class of stock of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such stock, or (iii) any obligations convertible into any such stock or into warrants, rights or options to purchase any such stock.

 C. Voting Rights. The holders of the Common Stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of directors and for all other purposes without limitation except only as otherwise provided in any articles of serial designation applicable to any series of Preferred Stock, and as otherwise expressly provided by the then existing statutes of the Commonwealth of Virginia. The holders of the Common Stock shall have one vote for each share of Common Stock held by them.

 D. Preferred Shares Issuable in Series. Authority is expressly vested in the Board of Directors to divide the Preferred Stock into, and issue same in, series and, within the following limitations, to fix and determine the relative rights and preferences of the shares of any series so established, and to provide for the issuance thereof. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of the Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

                                      E-1
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     (i)    The rate of dividend, the time of payment, whether dividends shall be cumulative and if so, the dates from which they shall be cumulative, and the extent of participation rights, if any;

     (ii) Any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

     (iii) The price at and the terms and conditions on which shares may be redeemed;

     (iv) The amount payable upon shares in event of involuntary liquidation;

     (v) The amount payable upon shares in event of voluntary liquidation;

     (vi) Sinking fund provisions for the redemption or purchase of shares; and

     (vii) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

 Prior to the issuance of any shares of a series of Preferred Stock the Board of Directors shall establish such series by adopting a resolution setting forth the designation and number of shares of the series and the relative rights and preferences thereof, to the extent permitted by the provisions hereof, and the Corporation shall file in the office of the State Corporation Commission of Virginia articles of serial designation as required by law, and the Commission shall have issued a certificate of serial designation.

 All series of Preferred Stock shall rank on a parity as to dividends and assets with all other series according to the respective dividend rates and amounts distributable upon any voluntary or involuntary liquidation of the Corporation fixed for each such series, and without the preference or priority of any series over any other series; but all shares of the Preferred Stock shall be preferred over the Common Stock as to both dividends and amounts distributable upon any voluntary or involuntary liquidation of the Corporation to the extent provided in any articles of serial designation applicable thereto.

 Before the date on which the Board of Directors approved these Amended and Restated Articles of Incorporation, the Corporation had issued the following listed series of Preferred Stock, namely, the Series A Cumulative Convertible Preferred Stock, the Series B Cumulative Participating Preferred Stock, the Series C Cumulative Participating Preferred Stock, the Series E Cumulative Preferred Stock, the Series F Cumulative Convertible Preferred Stock, the Series G $5.40 Cumulative Convertible Preferred Stock, the Series H Preferred Stock, the Series I $5.85 Cumulative Convertible Preferred Stock, and the Series J Preferred Stock. On that date all of the shares of each of the aforesaid series which had been issued had been redeemed, converted or otherwise acquired by the Corporation and no share of any such series remained issued and outstanding. Each such series provided that shares of the series, when purchased, redeemed or otherwise acquired by the Corporation, would become authorized but unissued shares of Preferred Stock, undesignated as to series.

 On the date of these Amended and Restated Articles of Incorporation there were issued and outstanding shares of the Series D Cumulative Preferred Stock, the Series K $3.375 Cumulative Convertible Exchangeable Preferred Stock and the Series L $14.00 Cumulative Convertible Exchangeable Preferred Stock. On the date of these Amended and Restated Articles of Incorporation, there were authorized, but unissued, 150,000 shares of the Series M Cumulative Participating Preferred Stock. The dates on which each such series was authorized by the Board of Directors and the preferences, limi-tations and relative rights of the shares of each such series not otherwise set forth in these Amended and Restated Articles of Incorporation are set forth in Articles VII through X hereof.

 On December 14, 1989, the Board of Directors designated 280,000 shares of the authorized but unissued Preferred Stock as the Series N $14.00 Cumulative Convertible Exchangeable Preferred Stock. The preferences, limitations and relative rights of the shares of the Series N Preferred Stock not otherwise set forth in these Amended and Restated Articles of Incorporation are set forth in Article XI hereof.


                                   ARTICLE IV
                              NUMBER OF DIRECTORS

 The number of directors shall be as fixed in the bylaws in accordance with law, and in the absence of a bylaw fixing the number of directors, the number shall be eight.


                                   ARTICLE V
                            VOTE TO AMEND OR RESTATE

 As to each voting group entitled to vote on an amendment or restatement of these Articles of Incorporation the vote required for approval shall be
(i) the vote required by the Virginia Stock Corporation Act (as applied without regard to the effect of clause (iii) of this Article) if the effect of the amendment or restatement is (a) to reduce the shareholder vote required to approve a merger, a statutory share exchange, a sale of all or substantially all of assets of the Corporation or the dissolution of the Corporation, or (b) to delete all or any part of this clause (i) of this Article; (ii) the vote required by the terms of these Articles of Incorporation, as amended or as restated from time to time, if such terms require the approval of more than a majority of the votes entitled to be cast thereon by such voting group; or (iii) a majority of the votes entitled to be cast thereon if neither clause (i) nor clause (ii) of this Article is applicable.


                                   ARTICLE VI
                     INDEMNIFICATION AND LIMIT ON LIABILITY

 A. Definitions. For purposes of this Article VI the following definitions shall apply:

     (i) "Corporation" means this Corporation only and no predecessor entity or other legal entity.

     (ii) "Expenses" include counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification.

     (iii) "Liability" means the obligation to pay a judgment, settlement, penalty, fine, or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan.

     (iv) "Legal Entity" means a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     (v) "Predecessor Entity" means a legal entity the existence of which ceased upon its acquisition by the Corporation in a merger or otherwise.

     (vi) "Proceeding" means any threatened, pending, or completed action, suit, proceeding or appeal whether civil, criminal, administrative or investigative and whether formal or informal.

 B. Limitation on Liability. In every instance permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, the liability of a director or officer of the Corporation to the Corporation or its shareholders arising out of a single transaction, occurrence or course of conduct shall be limited to one dollar.

 C. Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Corporation) because he is or was a director or officer of the Corporation or because he is or was serving the Corporation or any other legal entity in any capacity at the request of the Corporation while a director or officer of the Corporation, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of his willful misconduct or knowing violation of the criminal law. Service as a director or officer of a legal entity controlled by the Corporation shall be deemed service at the request of the Corporation. The determination that indemnification under this Paragraph C is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law, and in the case of an officer, as provided in Paragraph D of this Article VI; provided, however, that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from him to repay the same if it is ultimately determined that he is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to his ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make him ineligible for indemnification. The Corporation is authorized to contract in advance to indemnify and make advances and reimbursements for expenses to any of its directors or officers to the same extent provided in this Paragraph C.

 D. Indemnification of Others. The Corporation may, to a lesser extent or to the same extent that it is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers pursuant to Paragraph C, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of the Corporation, and, if authorized by general or specific action of the Board of Directors, may contract in advance to do so. The determination that indemnification under this Paragraph D is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law. No person's rights under Paragraph C of this Article VI shall be limited by the provisions of this Paragraph D.

 E. Miscellaneous. Every reference in this Article VI to persons who are or may be entitled to indemnification shall include all persons who formerly occupied any of the positions referred to and their respective heirs, executors and administrators. Special legal counsel selected to make determinations under this Article may be counsel for the Corporation. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no person shall be entitled to indemnification by the Corporation to the extent he is indemnified by another, including an insurer. The Corporation is authorized to purchase and maintain insurance against any liability it may have under this Article VI or to protect any of the persons named above against any liability arising from their service to the Corporation or any other legal entity at the request of the Corporation regardless of the Corporation's power to indemnify against such liability. The provisions of this Article VI shall not be deemed to preclude the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above. If any provision of this Article VI or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article VI, and to this end the provisions of this
Article VI are severable.

 F. Application; Amendments. The provisions of this Article VI shall apply to indemnification, advances and reimbursement for expenses made after its adoption whether arising from conduct or events occurring before or after such adoption. No amendment, modification or repeal of this Article VI shall diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.

                                  ARTICLE VII
                      SERIES D CUMULATIVE PREFERRED STOCK

 Pursuant to a resolution adopted by the Board of Directors of the Corporation on November 23, 1977, 39,574 shares of Preferred Stock ($10 par value) constitute a series of Preferred Stock designated as the Series D Cumulative Preferred Stock (the "Series D Preferred Stock"), the shares of which have the following voting powers, rights and preferences:

 1.  Dividends.

     (a) The holders of shares of Series D Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors of the Corporation, out of any funds legally available therefor, cash dividends at the rate and payable on the dates hereinafter set forth.
 The rate of dividends payable on the shares of Series D Preferred Stock shall be $8.75 per share per annum and no more. Dividends shall be payable in equal quarterly installments on the first day of each March, June, September and December of each year, commencing the first day of March of 1978. Dividends shall be cumulative and accrue on shares of Series D Preferred Stock from and after the date of issue thereof. Dividends payable on the first day of March of 1978 and on the date of any redemption of shares of Series D Preferred Stock pursuant to paragraph (a) of Section 3 hereof which is not the first day of March, June, September or December shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

     (b) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Parity Stock for any dividend period unless a like proportionate dividend for the same dividend period (ratably in proportion to the respective annual dividend rates) shall have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all shares of Series D Preferred Stock outstanding. Unless full dividends, to the extent that any amount of such dividends payable shall have become determinable, on all shares of Series D Preferred Stock and any shares of Prior Stock or Parity Stock for all past dividend periods and the then current dividend period shall have been declared and paid, or declared and a sum sufficient for the payment thereof set apart, and all mandatory sinking fund payments required to be made pursuant to paragraph (b) of
 Section 3 hereof have been made in full, no dividend whatsoever (other than a dividend payable solely in Subordinate Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, and no other distribution shall be made upon, any shares of Junior Stock and no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for value by the Corporation or by any Subsidiary and no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition for value of any such shares by the Corporation or any Subsidiary.

     (c) In addition to the provisions of paragraph (b) of this Section l, no dividend whatsoever (other than a dividend payable solely in Subordinate Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, and no other distribution shall be made upon, any shares of Junior Stock and no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for value by the Corporation or any Subsidiary and no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition for value of any such shares by the Corporation or any Subsidiary unless the sum of (w) the amount of such dividends and distributions subsequent to April 24, 1977 plus (x) the excess of (A) the amount expended in making, or paid into or set apart or made available for a sinking or other like fund for, any such purchase, redemption or the acquisition for value subsequent to April 24, 1977 over (B) the sum of (i) the net proceeds received from the issuance or sale of Subordinate

 Stock (other than to a Subsidiary) subsequent to April 24, 1977 plus (ii) the principal amount of any indebtedness of the Corporation (other than to a Subsidiary) which has been converted into Subordinate Stock subsequent to April 24, 1977, is less than the sum of (y) $1,000,000 plus
 (z) Consolidated Net Income earned after April 24, 1977; provided, however that the provisions of this paragraph (c) shall not be applicable in respect of (aa) the payment of any dividend, or the setting apart of any sum for the payment of any dividend, on any shares of Junior Stock within 60 days after the valid declaration thereof in compliance with this paragraph (c), but the amount of all such dividends shall be taken into account in any computation under clause (w) of this paragraph (c) or
 (bb) the acquisition of any shares of Junior Stock by exchanging therefor solely Subordinate Stock or from the proceeds of a substantially concurrent sale for cash (other than to a Subsidiary) of Subordinate Stock, and such shares so acquired by exchange or the amount expended from such proceeds in making such acquisition shall not be taken into account in any computation under clause (x) of this paragraph (c). For the purposes of this paragraph (c), any dividend, distribution, purchase, redemption or other acquisition paid or made other than in money shall be valued as of the date thereof at its fair market value.

 2.  Voting Rights.

     (a) The holders of shares of Series D Preferred Stock shall not be entitled to any vote except to the extent provided herein or that such holders are afforded a vote by the laws of the State of Virginia in existence at the time any matter requiring such vote shall arise.

     (b) The affirmative vote or consent of the holders of more than sixty-six and two-thirds percent (66-2/3%), or such greater percentage as shall at the time be required by law, of the outstanding shares of Series D Preferred Stock (other than shares owned beneficially by the Corporation or any Subsidiary), given in person or by proxy, either in writing or at a meeting called for such purpose at which holders of shares of Series D Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following:

        (i) Any amendment, alteration or repeal of any of the provisions of this resolution or any of the other provisions of the Articles of Incorporation or bylaws of the Corporation which affects adversely the voting powers, rights or preferences of any shares of Series D Preferred Stock or the holders thereof, it being understood that any such amendment, alteration or repeal in order to increase the number of Directors of the Corporation shall not be deemed to affect adversely the voting powers, rights or preferences of any shares of Series D Preferred Stock or the holders thereof;

        (ii) The authorization of or the increase in the authorized number of shares of Prior Stock;

        (iii) The issue of shares of Prior Stock or Senior Stock, or the issue of any debt obligations convertible into Prior Stock or Senior Stock, if at the time of such issue, after giving effect thereto and to the application of the proceeds therefrom, (x) the average of Consolidated Net Income Available for Dividends for each of the two fiscal years next preceding such issue shall be less than 150% of the annual dividend requirements on all shares of Prior Stock and Parity Stock except for (A) the annual dividend requirements on the Corporation's Series B Cumulative Participating Preferred Stock pursuant to Section 1 of the articles of serial designation therefor, as now in effect, (B) the annual dividend requirements on the Corporation's Series C Cumulative Participating Preferred Stock pursuant to paragraph (b) of Section 1 of the articles of serial designation therefor, as now in effect, and (C) the annual dividend requirements on any other Prior Stock or Parity Stock issued in connection with the acquisition by the Corporation of any business, properties or assets (by way of consolidation, merger, purchase or otherwise) to the extent of any amount of such annual dividend requirement that is not a specified dollar amount per share but is computed by reference to the before or after tax earnings, profits or income of or the net cash flow or other similar or related measure of the financial performance of such business, properties or assets so acquired during periods ending subsequent to the effective date of such acquisition or (y) Underlying Equity shall be less than the amount to which the holders of all outstanding shares of Series D Preferred Stock, Prior Stock and Senior Stock would be entitled upon the involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

        (iv) Any sale, lease or other disposition of substantially all of the properties and assets of the Corporation; or

        (v) Any consolidation of the Corporation with or any merger of the Corporation into any other corporation unless the corporation with which the Corporation is consolidated or into which it is merged shall have after such consolidation or merger no authorized or outstanding shares of any class of capital stock ranking senior to or equally with the Series D Preferred Stock as to dividends or as to rights in liquidation, dissolution or winding up of the affairs of such resulting corporation except such class or classes of capital stock of the same (or a lesser) number of authorized and outstanding shares having the same voting powers, rights and preferences as the classes of Prior Stock and Senior Stock of the Corporation immediately preceding such consolidation or merger and each holder of outstanding shares of Series D Preferred Stock immediately preceding such consolidation or merger shall receive or continue to hold the same number of shares of capital stock in such resulting corporation, having the same voting powers, rights and preferences as the Series
     D Preferred Stock is entitled to.

     Notwithstanding the foregoing, without the written consent of each holder of shares of Series D Preferred Stock outstanding, no amendment, alteration or repeal of any of the provisions of this resolution or any of the other provisions of the Articles of Incorporation of the Corporation shall be made which would:

            (aa) decrease the rate of dividends per annum on shares of Series D Preferred Stock;

            (bb) alter the cumulative or preferential nature of the dividends on shares of Series D Preferred Stock or the date from which such dividends are cumulative and accrue;

            (cc) alter the quarterly dividend payment dates for shares of Series D Preferred Stock;

            (dd) decrease the liquidation prices in the case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation for shares of Series D Preferred Stock or affect adversely the rights and preferences of the shares of Series D Preferred Stock or the holders thereof to receive payment of such liquidation prices;

            (ee) decrease the number of shares of Series D Preferred Stock required to be redeemed on any sinking fund redemption date through the operation of the mandatory sinking fund pursuant to paragraph (b) of Section 3 hereof or the redemption price applicable to mandatory redemptions of shares of Series D Preferred Stock pursuant to such paragraph or otherwise alter any of the other provisions of this resolution relating to the mandatory sinking fund except to increase such number of shares or such redemption price;

            (ff) decrease the redemption prices applicable to optional redemptions of shares of Series D Preferred Stock pursuant to paragraphs (a) or (c) of Section 3 hereof; or

            (gg) decrease the percentage requirement stated in the first sentence of this paragraph (b) or alter any of the provisions of this subparagraph including clauses (aa) through (gg) hereof or the next succeeding sentence.

     In addition, without the written consent of each holder of outstanding shares of Series D Preferred Stock, the Corporation shall not enter into any plan of exchange of all of the shares of Series D Preferred Stock for shares of any class of capital stock of any other corporation pursuant to
 Section 13.1-69.1 of the Virginia Stock Corporation Act or any similar provision.

     (c) The holders of shares of Series D Preferred Stock shall also have the right to elect two members of the Board of Directors of the Corporation at any time six or more quarterly dividends on any shares of Series D Preferred Stock shall be in arrears and unpaid, in whole or in part, whether or not declared and whether or not any funds shall be or have been legally available for the payment thereof, or the Corporation shall for any four quarterly periods, whether or not consecutive, have failed to make in full the required mandatory sinking fund payments pursuant to paragraph (b) of Section 3 hereof.

     In the event the holders of shares of Series D Preferred Stock shall become entitled to elect two Directors as above provided, unless a regular meeting of the stockholders of the Corporation is to be held within 60 days thereof for the purpose of electing Directors, the Corporation shall promptly thereafter cause the number of Directors of the Corporation to be increased by two, and, within 30 days thereafter, shall call a special meeting of holders of shares of Series D Preferred Stock for the purpose of electing such Directors to take place at the time specified in the notice of meeting, to be not more than 60 days after such holders become so entitled to elect two Directors and not less than 10 or more than 50 days after the date on which such notice is mailed. If such special meeting shall not have been so called by the Corporation, or such regular meeting shall not be so held, a special meeting may be called for such purpose at the expense of the Corporation by the holders of not less than 5% of the outstanding shares of Series D Preferred Stock. Notice of any such special meeting shall be given by the person or persons calling the same to the holders of shares of Series D Preferred Stock by first class mail, postage prepaid, at their last addresses as shall appear on the stock transfer records of the Corporation. At any such special meeting the holders of outstanding shares of Series D Preferred Stock, voting as a single class, shall elect two members of the Board of Directors of the Corporation.

     If a regular meeting of the stockholders of the Corporation for the purpose of electing Directors is to be held within 60 days after the time of the holders of shares of Series D Preferred Stock become so entitled to elect two Directors, then the holders of shares of Series D Preferred Stock shall be given notice thereof in the same manner as any other stockholders of the Corporation entitled to vote thereat, and, at such regular meeting, the holders of outstanding shares of Series D Preferred Stock, voting as a single class, shall elect two members of the Board of Directors.

     At each regular or special meeting of the stockholders of the Corporation called for the purpose of electing Directors of the Corporation (other than a special meeting of stockholders called to elect

 Directors to fill vacancies created by the resignation, removal or death of Directors other than Directors elected by the holders of outstanding shares of Series D Preferred Stock, or any successor of any such Director, or vacancies arising from an increase in the number of such other Directors) subsequent to the calling of any such special or regular meeting at which the holders of shares of Series D Preferred Stock shall first be entitled to elect two Directors, the holders of outstanding shares of Series D Preferred Stock, voting as a single class, shall elect two members of the Board of Directors, and they shall be given notice thereof in the same manner as any other stockholders of the Corporation entitled to vote thereat.

     Notwithstanding the foregoing provisions of this paragraph (c), at such time as no dividends on any outstanding shares of Series D Preferred Stock are in arrears and unpaid, in whole or in part, and all mandatory sinking fund payments required to be made pursuant to paragraph (b) of
 Section 3 hereof have been made in full, the voting power of the holders of outstanding shares of Series D Preferred Stock shall cease, but always subject to the same provisions of this paragraph (c) for the vesting of such voting power upon the occurrence of like arrearages of dividends or like failures to make mandatory sinking fund payments.

     (d) The Directors (and any successor of any such Director pursuant to paragraph (e) of this Section 2) elected by the holders of outstanding shares of Series D Preferred Stock shall hold office until their successors shall be elected; provided, however that their terms of office shall automatically expire at such time as the voting power of holders of outstanding shares of Series D Preferred Stock shall cease as provided in paragraph (c) of this Section 2.

     (e) If the office of any Director elected by the holders of outstanding shares of Series D Preferred Stock (or any successor of any such Director pursuant to this paragraph (e)) becomes vacant for any reason, the remaining Director elected by the holders of shares of Series D Preferred Stock may choose a successor who shall hold office for the unexpired term in respect of which the vacancy occurred. If there shall be vacancies in the offices of both Directors elected by the holders of outstanding shares of Series D Preferred Stock, their successors shall be elected by the holders of outstanding shares of Series D Preferred Stock at a special meeting called for such purpose by the Corporation promptly upon the occurrence of such vacancies, unless a regular meeting of stockholders is to be held within 60 days thereof for the purpose of electing Directors, to take place at the time specified in the notice of meeting, to be not more than 60 days after the occurrence of such vacancies and not less than 10 or more than 50 days after the date on which such notice is mailed. If such special meeting shall not have been so called by the Corporation, or such regular meeting shall not be so held, a special meeting may be called for such purpose at the expense of the Corporation by the holders of not less than 5% of the outstanding shares of Series D Preferred Stock. Notice of any such special meeting shall be given by the person or persons calling the same to the holders of the shares of Series D Preferred Stock by first class mail, postage prepaid, at their last addresses as shall appear on the stock transfer records of the Corporation. At such special meeting the holders of outstanding shares of Series D Preferred Stock, voting as a single class, shall elect two Directors to fill such vacancies.

     No Director elected by the holders of shares of Series D Preferred Stock (or successor of any such Director) shall, during his term of office, be removed, with or without cause, except upon the affirmative vote of the holders of a majority of the outstanding shares of Series D Preferred Stock.

     (f) At any special or regular meeting of stockholders at which the holders of the Series D Preferred Stock are entitled to vote, each outstanding share of the Series D Preferred Stock shall entitle the holder thereof to one vote, provided, however that shares then owned beneficially by the Company or any Subsidiary shall not be entitled to vote. The presence in person or by proxy of the holders of a majority of the outstanding shares of Series D Preferred Stock entitled to vote shall be required at any such regular or special meeting to constitute a quorum of such class, and the absence of a quorum of the holders of any other class of Capital Stock entitled to vote thereat shall not prevent the holders of outstanding shares of Series D Preferred Stock from electing two Directors at such meeting. A vote of the holders of a majority of the outstanding shares of Series D Preferred Stock present in person or by proxy at any such regular or special meeting at which a quorum is present shall govern. In the absence of a quorum of the holders of outstanding shares of Series D Preferred Stock at any such regular or special meeting, the holders of a majority of the outstanding shares of Series D Preferred Stock entitled to vote present in person or by proxy shall have the power to adjourn the election of Directors to be elected by such class from time to time without notice other than announcement at such meeting until such quorum shall be present, but any such adjournment shall not be made beyond the date of the calling of the next regular or special meeting of the stockholders of the Corporation or special meeting of the holders of shares of Series D Preferred Stock.

 3.  Redemption.

     (a) The Corporation may, at its option, redeem at any time all, or from time to time any portion of, the shares of Series D Preferred Stock outstanding at the applicable redemption prices set forth below per share:

     If redeemed during the twelve months period ending November 30:

         Redemption                     Redemption
 Year      Price                 Year     Price
 1978      $ 108.75              1988     $ 104.15
 1979        108.29              1989       103.69
 1980        107.83              1990       103.23
 1981        107.37              1991       102.77
 1982        106.91              1992       102.31
 1983        106.45              1993       101.85
 1984        105.99              1994       101.39
 1985        105.53              1995       100.93
 1986        105.07              1996       100.47
 1987        104.61

 and thereafter at $100 per share, plus in each case dividends accrued to the date fixed for redemption; provided, however, that no such redemption may be effected prior to December 1, 1987, directly or indirectly, from or in anticipation of moneys borrowed by or for the account of the Company (including, without limitation, moneys borrowed by any Subsidiary) or from the proceeds of any Sale and Leaseback Transaction or any issue of Capital Stock (other than Subordinate Stock or Capital Stock immediately convertible into Subordinate Stock, provided that upon original issuance of such convertible Capital Stock the price at which it is convertible into Subordinate Stock shall not exceed 125% of the average price for the Subordinate Stock in the principal market for such Subordinate Stock for the preceding 30 trading days or of the book value per share of such Subordinate Stock (determined as of the date of the Corporation's most recent audited balance sheet in accordance with generally accepted accounting principles)) if such borrowed money or such proceeds from such Sale and Leaseback Transaction has an effective interest cost to the Corporation, or such Capital Stock has a dividend rate or cost to the Corporation, calculated in each case in accordance with generally accepted financial practice, of less than 8-3/4% per annum.

     (b) As a mandatory sinking fund for the Series D Preferred Stock, on the first day of March, June, September and December of each year, commencing December 1, 1982 to and including September 1, 1997, the Corporation shall redeem 600 shares (or the aggregate number of shares outstanding if less than such number) of Series D Preferred Stock, and on December 1, 1997 the Corporation shall redeem 4,000 shares (or the aggregate number of shares outstanding if less than such number) of Series D Preferred Stock, at a redemption price of $100 per share plus dividends accrued to the date fixed for redemption. The dates on which the Corporation shall be obligated to redeem shares of Series D Preferred Stock pursuant to the provisions of the immediately preceding sentence are hereinafter called "sinking fund redemption dates". The mandatory sinking fund shall be cumulative so that if the Corporation shall fail to redeem on any such sinking fund redemption date the full number of shares then so required to be redeemed, the deficiency shall be added to the number of shares required to be redeemed on the next succeeding sinking fund redemption date. No optional redemption pursuant to paragraphs (a) or (c) of this Section 3, nor any purchase or other acquisition, of shares of Series D Preferred Stock shall entitle the Corporation to a credit against the number of shares the Corporation shall be obligated to redeem through the operation of the mandatory sinking fund on any such sinking fund redemption date; provided, however, that, with the written consent of a holder of shares of Series D Preferred Stock, the Corporation shall have the right to apply, as a credit against the number of shares required to be redeemed from such holder through the operation of the mandatory sinking fund, any number of shares which the Corporation may have previously acquired otherwise than through the operation of the mandatory sinking fund from such holder and not theretofore applied as such credit.

     (c) As and for an optional sinking fund for the Series D Preferred Stock, so long as there shall be no dividends on Series D Preferred Stock in arrears and unpaid, in whole or in part, whether or not declared and whether or not any funds shall be or have been legally available for the payment thereof, and all mandatory sinking fund payments required to be made pursuant to the provisions of paragraph (b) of this Section 3 have been made in full, the Corporation may, at its option, redeem, at a redemption price of $100 per share plus dividends accrued to the date fixed for redemption, on any sinking fund redemption date which is the first day of December, not less than 600 (or the aggregate number of shares outstanding if, after giving effect to the mandatory sinking fund requirement, less than such number) nor more than 2,400 shares of Series D Preferred Stock. The optional sinking fund shall not be cumulative and to the extent not availed of will terminate.

     (d) In case less than all shares of Series D Preferred Stock outstanding are to be redeemed, not more than 60 days prior to the date fixed for redemption, the Corporation shall select the shares to be redeemed. The Corporation shall prorate the total number of shares to be so redeemed among the holders thereof in proportion, as nearly as may be, to the number of shares registered in their respective names. In any such proration, the Corporation shall make such adjustments, reallo-cations and eliminations as it shall deem proper by increasing or decreasing or eliminating the number of shares to be redeemed which would be allocable to any one holder on the basis of exact proration by not more than 10 shares to the end that the numbers of shares so prorated shall be integral multiples of 10 shares. The Corporation in its discretion may determine the particular certificates (if there are more than one) representing shares registered in the name of a holder which are to be redeemed.

     (e) Not less than 30 nor more than 60 days prior to the date fixed for any redemption pursuant to paragraphs (a), (b) or (c) of this Section 3 notice of redemption shall be given by first class mail, postage prepaid, to the holders of record of the shares of the Series D Preferred Stock to be redeemed at their last addresses as shown by the Corporation's stock transfer records. The notice of redemption shall set forth the number of shares to be redeemed, the date fixed for redemption, the applicable redemption price or prices (including the amount of divi-dends accrued to the date fixed for the redemption), the place or places where certificates representing shares to be redeemed may be surrendered and the paragraph or paragraphs of this Section 3 pursuant to which the shares are to be redeemed. In the case of any redemption pursuant to paragraph (a) of this Section 3 prior to December 1, 1987, the notice shall demonstrate compliance with the provisions of such paragraph (a). In case less than all outstanding shares are to be redeemed, the notice of redemption shall also set forth the numbers of the certificates representing shares to be redeemed and, in case less than all shares represented by any such certificate are to be redeemed, the number of shares represented by such certificate to be redeemed.

     (f) If notice of redemption of any shares of Series D Preferred Stock shall have been duly mailed as hereinabove provided, on or before the date fixed for redemption the Corporation shall deposit in cash funds sufficient to pay the redemption price (including dividends accrued to the date fixed for redemption) of such shares in trust for the benefit of the holders of shares to be redeemed with any bank or trust company in the City of Richmond, State of Virginia, or Borough of Manhattan, City and State of New York, having, or in the case of a Virginia bank or trust company which is a subsidiary of a bank holding company registered under the Bank Holding Company Act of 1956, as amended, whose parent holding company has, capital and surplus aggregating at least $50,000,000 as of the date of its most recent report of financial condition, named in such notice, to be applied to the redemption of the shares so called for redemption against surrender of the certificates representing shares so redeemed for cancellation. From and after the time of such deposit all shares for the redemption of which such deposit shall have been so made shall, whether or not the certificates therefor shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose and all rights with respect to such shares shall thereupon cease and determine except the right to receive payment of the redemption price (including dividends accrued to the date fixed for redemption), but without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of five years from the date fixed for redemption shall be repaid to the Corporation free of trust, and the holders of the shares called for redemption who shall not have surrendered certificates representing such shares prior to such repayment shall be deemed to be unsecured creditors of the Corporation for the amount of the redemption price (including dividends accrued to the date fixed for redemption) thereof and shall look only to the Corporation for payment thereof, without interest, subject to the laws of the State of Virginia.

     (g) The Corporation shall also have the right to acquire shares of Series D Preferred Stock otherwise than by redemption pursuant to paragraphs (a), (b) or (c) of this Section 3 from time to time for such consideration as may be acceptable to the holders thereof; provided, however that if full dividends on all outstanding shares of Series D Preferred Stock for all past dividend periods and the then current dividend period shall not have been declared and paid or declared and a sum sufficient for the payment thereof set apart or if all mandatory sinking fund payments required to be made pursuant to the provisions of paragraph (b) of this Section 3 have not been made in full, neither the Corporation nor any Subsidiary shall so acquire any shares of Series D Preferred Stock except in accordance with a purchase offer made on the same terms to all holders of outstanding shares of Series D Preferred Stock.

     (h) Shares of the Series D Preferred Stock purchased, redeemed or otherwise acquired by the Corporation shall not thereafter be disposed of as shares of Series D Preferred Stock, but, upon issuance by the State Corporation Commission of Virginia or any successor thereof of a Certificate of Reduction, such shares shall become authorized and unissued shares of Preferred Stock which may be designated as shares of any other series. No additional shares of Preferred Stock, however, may be classified as Series D Preferred Stock.

 4. Liquidation. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of the Series D Preferred Stock then outstanding shall be entitled to be paid in cash out of the net assets of the Corporation, including its capital, in the case of an involuntary liquidation, dissolution or winding up of the affairs of the Corporation, a liquidation price of the $100 per share or, in the case of a voluntary liquidation, dissolution or winding up of the affairs of the Corporation, an amount equal to the redemption price that would then be applicable pursuant to clause (a) of Section 3 hereof, plus, in each case, dividends accrued to the date of payment, and no more, before any distribution or payment shall be made to the holders of shares of Common Stock or any other class or series of Capital Stock ranking as to rights in liquidation, dissolution or winding up of the affairs of the Corporation junior to the Series D Preferred Stock, and, after payment to the holders of shares of Series D Preferred Stock and to the holders of shares of other classes and series of Preferred Stock of the amounts to which they are respectively entitled, the balance of such assets, if any, shall be paid to the holders of Common Stock according to their respective rights. For the purposes of the preceding sentence, neither the consolidation of the Corporation with nor the merger of the Corporation into any other corporation nor the sale, lease or other disposition of substantially all of the Corporation's properties and assets shall, without further corporate action, be deemed a liquidation, dissolution or winding up of the affairs of the Corporation. In case the net assets of the Corporation are insufficient to pay to the holders of all outstanding shares of Series D Preferred Stock the full amounts to which they are respectively entitled, the entire net assets of the Corporation remaining shall be distributed ratably to the holders of outstanding shares of Series D Preferred Stock and other classes and series of Preferred Stock in proportion to the full amounts to which they are respectively entitled.

 5. Definitions. For the purposes of this resolution, the following terms, unless the context other requires, shall have the following meanings:

     "Capital Stock" means any capital stock of any class or series (however designated) of the Corporation.

     "Common Stock" means Capital Stock the holders of which are ordinarily and generally, in the absence of contingencies, entitled to vote for the election of a majority of the Board of Directors of the Corporation even though the right so to vote has been suspended by the happening of such a contingency.

     "Consolidated Net Income" for any period means the amount of net income (or net loss) of the Corporation and its consolidated Subsidiaries, excluding the portion thereof, if any, allocable to minority interests in such Subsidiaries for such period determined in accordance with generally accepted accounting principles; provided, however, that there shall not be included in Consolidated Net Income any net income (or net loss) of any business, properties or assets acquired after the date of issue of the shares of Series D Preferred Stock (by way of merger, consolidation, purchase or otherwise) by the Corporation or any Subsidiary for any period prior to the effective date of such acquisition, whether such acquisition is accounted for as a pooling or purchase.

     "Consolidated Net Income Available for Dividends" for any period means Consolidated Net Income, provided, however, that if Prior Stock or Senior Stock is to be issued as a result of the consolidation with or merger into the Corporation or any Subsidiary of another corporation, or the acquisition by the Corporation or any Subsidiary of substantially all the properties and assets of another corporation (or division of another corporation if such division has maintained books and records as an accounting entity), the Corporation may, but need not, include on a pro forma basis in the calculation of Consolidated Net Income Available for Dividends in each of the next two preceding fiscal years the results of operations, if any, of such other corporation (or such division) for the periods involved and shall include on a pro forma basis in such calculations the result of operations of any corporation which was previously consolidated with or merged into the Corporation or a Subsidiary and of any other corporation (or division) substantially all the properties and assets of which were previously acquired by the Corporation or a Subsidiary for the periods involved if such results were included on a pro forma basis in any previous calculation.

     "Corporation" includes corporations, associations, companies and business trusts.

     "Dividends Accrued" means an amount equal to the rate of dividends on the shares of Series D Preferred Stock per annum computed from the date of issue of the shares of Series D Preferred Stock to the date to which reference is made, whether or not such amount or any part thereof shall have been declared as dividends and whether there shall be or have been any funds out of which such dividends might legally be paid, less the amount of dividends declared and paid and, if any dividends have been declared but not paid, the amount set apart for the payment of such dividends.

     "Junior Stock" means any Capital Stock ranking as to dividends or as to rights in liquidation, dissolution or winding up of the affairs of the Corporation junior to the Series D Preferred Stock.

     "Parity Stock" means any Capital Stock ranking as to dividends equally with the Series D Preferred Stock.

     "Prior Stock" means any Capital Stock ranking as to dividends or as to rights in liquidation, dissolution or winding up of the affairs of the Corporation prior to the Series D Preferred Stock.

     "Sale and Leaseback Transaction" means with respect to any property and arrangement with any person whereby the Corporation or any Subsidiary leases from such persons such property (except for a term of not more than three years by the end of which time it is intended that the use of such property by the lessee will be discontinued and except for leases of property by the Corporation from a Subsidiary or by a Subsidiary from the Corporation or another Subsidiary), which property has been or is to be sold or transferred by the Corporation or such Subsidiary to such person with the intention of taking back a lease of such property.

     "Senior Stock" means any Capital Stock ranking as to dividends or as to rights in liquidation, dissolution or winding up of the affairs of the Corporation equally with the Series D Preferred Stock.

     "Subordinate Stock" means any Capital Stock ranking as to dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Corporation junior to the Series D Preferred Stock.

     "Subsidiary" means any corporation a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Corporation or by one or more Subsidiaries or by the Corporation and one or more Subsidiaries.

     "Underlying Equity" means as of any time the portion of capital and surplus of the Corporation (determined in accordance with generally accepted accounting principles) that all holders of shares of Capital Stock ranking as to rights in liquidation, dissolution or winding up of the affairs of the Corporation junior to the Series D Preferred Stock would be entitled to receive in the event of the involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

     "Voting Stock", as applied to the capital stock of any corporation, means stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such corporation, other than stock having such powers only by reason of the happening of a contingency.

                                  ARTICLE VIII
              SERIES K $3.375 CUMULATIVE CONVERTIBLE EXCHANGEABLE
                                PREFERRED STOCK

 Pursuant to a resolution adopted by the Board of Directors of the Corporation on October 27, 1986, 2,000,000 shares of Preferred Stock ($10 par value) constitutes a series of Preferred Stock designated as the Series K $3.375 Cumulative Convertible Exchangeable Preferred Stock (the "Series K Preferred Stock"), the shares of which have the following voting powers, limitations, rights and preferences:

 A.  Dividends.

     (1) The holders of the outstanding shares of Series K Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors of the Corporation, out of any funds legally available therefor, cash dividends at the rate and payable on the dates hereinafter set forth. The rate of dividends payable on the shares of Series K Preferred Stock shall be $3.375 per share per annum and no more. Dividends shall be payable in equal quarterly installments on the first day of February, May, August and November of each year (the "Payment Dates"), commencing, in the case of any share of Series K Preferred Stock, on that installment Payment Date which next follows the issuance thereof. The initial dividend payment will be computed at the annual rate for the period from the Issuance Date of Series K Preferred Stock to the first installment Payment Date. Dividends shall be cumulative and accumulate on the Series K Preferred Stock from and after the Issuance Date. Dividends payable on the first installment Payment Date following issuance and on the date fixed for any redemption of shares of Series K Preferred Stock pursuant to Section C hereof which is not a Payment Date, shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

     (2) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Parity Stock for any dividend period unless all dividends for all past dividend periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all shares of Series K Preferred Stock outstanding.

     (3) Unless full dividends (to the extent that the amount thereof shall have become determinable) on all outstanding shares of Series K Preferred Stock and any outstanding shares of Parity Stock due for all past dividend periods shall have been declared and paid, or declared and a sum sufficient for the payment thereof set apart, then, subject to the rights of holders of shares of previously issued series of Preferred Stock, (a) no dividend (other than a dividend payable solely in Junior Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Stock; (b) no other distribution shall be made upon any shares of Junior Stock; (c) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for value by the Corporation or by any Subsidiary; and (d) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock by the Corporation or any Subsidiary.

 B.  Voting Rights.

     (1) Except for the voting rights expressly conferred by this Section B and except to the extent provided by law, the holders of shares of Series K Preferred Stock shall not be entitled (a) to vote on any matter or (b) to receive notice of, or to participate in, any meeting of stockholders of the Corporation at which the holders of shares of Series K Preferred Stock are not entitled to vote.

     (2) The approval of more than two-thirds of the votes entitled to be cast by the holders of the outstanding shares of the Series K Preferred Stock, voting as a separate voting group, shall be required for the adoption of any amendment to the Articles of Incorporation, or any bylaw, that materially adversely changes the preferences, limitations and rights of the Series K Preferred Stock (it being expressly stated that an increase in the number of Directors of the Corporation is not such an adverse change, provided that this statement is made as a matter of clarification and shall not be read as implying that in its absence such an increase would institute such an adverse change) or for the authorization of, or the increase in the authorized number of shares of, a class of Capital Stock other than Junior Stock and Parity Stock. The approval of a majority of the votes entitled to be cast by the holders of the outstanding shares of Series K Preferred Stock, voting as a separate voting group, shall be required for authorization of, or an increase in the authorized number of shares of, any class of Parity Stock. Except for cases covered by the two preceding sentences of this paragraph (2), whenever the holders of the Series K Preferred Stock are entitled under the Virginia Stock Corporation Act to vote as a separate voting group on an amendment of the Articles of Incorporation, a plan of merger, or a plan of share exchange, the vote required for the approval of such amendment shall be a majority of all votes cast on the amendment, plan of merger or plan of share exchange by the holders of the Series K Preferred Stock at a meeting at which the holders of a majority of the outstanding shares of Series K Preferred Stock are represented in person or by proxy.

     (3) Whenever the holders of the Series K Preferred Stock are entitled under the Virginia Stock Corporation Act to vote together with the holders of one or more other series of Preferred Stock as a single voting group (including a vote of the class of Preferred Stock as a separate voting group) on any amendment of the Articles of Incorporation, plan of merger or plan of share exchange, the vote required for the approval of such amendment, plan of merger or plan of share exchange shall be a majority of all votes cast on the amendment, plan of merger or plan of share exchange by the holders of the shares included in such voting group at a meeting at which the holders of a majority of the outstanding shares included in such voting group are represented in person or by proxy; provided that if at the time of such vote there shall be outstanding any share of a series included in such voting group which under the Articles of Incorporation or otherwise under the Virginia State Corporation Act is not authorized as part of such voting group to approve the amendment, plan of merger or plan of share exchange by such majority vote, the vote required for its approval of such amendment, plan of merger or plan of share exchange shall be more than two-thirds of all the votes entitled to be cast by such voting group.

     (4) The holders of the outstanding shares of Series K Preferred Stock shall also have the right, voting together with the holders of any other outstanding shares of Voting Preferred Stock (as hereinafter defined) as a separate voting group, to elect two members of the Board of Directors of the Corporation at any time six or more quarterly dividends on any shares of Voting Preferred Stock shall be in arrears and unpaid, in whole or in part, whether or not declared and whether or not any funds shall be or have been legally available for payment thereof. For this purpose, "Voting Preferred Stock" shall mean the Series K Preferred Stock and each other series of Preferred Stock which shall have substantially similar voting rights (including voting as one voting group with other shares of Voting Preferred Stock) with respect to the election of directors upon substantially similar arrearages of dividends. In such event, unless a regular meeting of the stockholders of the Corporation is to be held within 60 days thereof for the purpose of electing Directors, the Corporation shall promptly thereafter cause the number of Directors of the Corporation to be increased by two, and, within 30 days thereafter, shall call a special meeting of the holders of the outstanding shares of Voting Preferred Stock for the purpose of electing such Directors to take place at the time specified in the notice of the meeting, to be not more than 60 days after such holders become so entitled to elect two Directors and not less than ten nor more than 50 days after the date on which such notice is mailed. If such special meeting shall not have been so called by the Corporation, or such regular meeting shall not be so held, a special meeting may be called for such purpose at the expense of the Corporation by the holders of not less than 10% of the outstanding shares of any series of Voting Preferred Stock; and notice of any such special meeting shall be given by the person or persons calling the same to the holders of the outstanding shares of the Voting Preferred Stock by first-class mail, postage prepaid, at their last addresses as shall appear on the stock transfer records of the Corporation. At any such special meeting the holders of the outstanding shares of Voting Preferred Stock, voting as a separate voting group with each share having one vote, shall elect two members of the Board of Directors of the Corporation. If a regular meeting of the stockholders of the Corporation for the purpose of electing Directors is to be held within 60 days after the time the holders of the outstanding shares of Voting Preferred Stock become so entitled to elect two Directors, then the holders of the outstanding shares of Voting Preferred Stock shall be given notice thereof in the same manner as other stockholders of the Corporation entitled to vote thereat; and at such regular meeting, the holders of the outstanding shares of Voting Preferred Stock, voting as a separate voting group with each share having one vote, shall elect two members of the Board of Directors. The right of the holders of the Voting Preferred Stock, voting as a separate voting group, to elect two members of the Board of Directors of the Corporation shall continue until such time as no dividends on any outstanding shares of Voting Preferred Stock are in arrears and unpaid, in whole or in part, at which time (i) the voting power of the holders of the outstanding shares of Voting Preferred Stock so to elect two directors shall cease, but always subject to the same provisions of this paragraph (4) for the vesting of such voting power upon the occurrence of each and every like arrearage of dividends, and (ii) the term of office of each member of the Board of Directors who was elected pursuant to this paragraph (4) shall automatically expire.

 C.  Redemption.

     (1) The shares of Series K Preferred Stock are not redeemable prior to November 1, 1988 unless the closing price of the Corporation's Common Stock on the New York Stock Exchange shall have equalled or exceeded 150% of the conversion price then in effect for at least 20 trading days within 30 consecutive trading days ending within five trading days prior to the date notice of redemption is given. With respect to redemption in that event prior to November 1, 1988 or with respect to redemption on or after November 1, 1988 the Corporation may at its option redeem all or any portion of the outstanding shares of Series K Preferred Stock at a redemption price determined as follows: if redeemed during the twelve months' period ending October 31 of each of the following years, at the price per share indicated (in dollars):

 Year       Price                 Year     Price
 1987      $53.3750               1992    $51.6875
 1988       53.0375               1993     51.3500
 1989       52.7000               1994     51.0125
 1990       52.3625               1995     50.6750
 1991       52.0250               1996     50.3375

 and thereafter at the price of $50 per share, plus in each case Dividends Accumulated to the date fixed for redemption.

     (2) In case less than all of the outstanding shares of Series K Preferred Stock are to be redeemed, not more than 60 days prior to the date fixed for redemption the Corporation shall select the shares to be redeemed. The Corporation shall select by proration, by lot or otherwise the shares to be so redeemed among the holders thereof. The Corporation shall make such adjustments, reallocations and eliminations as it shall deem proper by increasing or decreasing or eliminating the number of shares to be redeemed which would be allocable to any one holder on the basis of exact proration, selection by lot or any such other method of selection by not more than ten shares to the end that the numbers of shares so prorated shall be integral multiples of ten shares. The Corporation in its discretion may select the particular certificates (if there are more than one) representing shares registered in the name of a holder that are to be redeemed.

     (3) Not less than 30 nor more than 60 days prior to the date fixed for any redemption pursuant to paragraph (1) of this Section C, notice of redemption shall be given by first class mail, postage prepaid, to the holders of record of the outstanding shares of the Series K Preferred Stock to be redeemed at their last addresses as shown by the Corporation's stock transfer records. The notice of redemption shall set forth the number of shares to be redeemed, the date fixed for redemption, the applicable redemption price or prices (including the amount of Dividends Accumulated to the date fixed for the redemption), and the place or places where certificates representing shares to be redeemed may be surrendered. In case less than all outstanding shares are to be redeemed, the notice of redemption shall also set forth the numbers of the certificates representing shares to be redeemed and, in case less than all shares represented by any such certificate are to be redeemed, the number of shares represented by such certificate to be redeemed.

     (4) If notice of redemption of any outstanding shares of Series K Preferred Stock shall have been duly mailed as herein provided, on or before the date fixed for redemption the Corporation shall deposit in cash funds sufficient to pay the redemption price (including Dividends Accumulated to the date fixed for redemption) of such shares in trust for the benefit of the holders of shares to be redeemed with any bank or trust company in the City of Richmond, State of Virginia, or Borough of Manhattan, City and State of New York, having capital and surplus aggregating at least $50,000,000 as of the date of its most recent report of financial condition, named in such notice, to be applied to the redemption of the shares so called for redemption against surrender for cancellation of the certificates representing shares so redeemed. From and after the time of such deposit all shares for the redemption of which such deposit shall have been made shall, whether or not the certificates therefor shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and determine except (i) the right to receive payment of the redemption price (including Dividends Accumulated to the date fixed for redemption), but without interest, and (ii) in the case of any such deposit before the date fixed for redemption, the right to convert such shares into shares of Common Stock, which conversion right shall continue to be exercisable until, but not after, the close of business on the date fixed for redemption. Any interest earned on funds so deposited shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of three years from the date fixed for redemption shall be repaid to the Corporation free of trust, and the holders of the shares called for redemption who have not surrendered certificates representing such shares prior to such repayment shall be deemed to be unsecured creditors of the Corporation for the amount of the redemption price (including Dividends Accumulated to the date fixed for redemption) thereof and shall look only to the Corporation for payment thereof, without interest, subject to the laws of the Commonwealth of Virginia.

     (5) The Corporation shall also have the right to acquire outstanding shares of Series K Preferred Stock otherwise than by redemption pursuant to paragraph (1) of this Section C from time to time for such consideration as may be acceptable to the holders thereof; provided, however that if full dividends on all the outstanding shares of Series K Preferred Stock for all past dividend periods shall not have been declared and paid or declared and a sum sufficient for the payment thereof set apart, neither the Corporation nor any Subsidiary shall so acquire any shares of Series K Preferred Stock except in accordance with a purchase offer made on the same terms to all the holders of the outstanding shares of Series K Preferred Stock.

     (6) Shares of Series K Preferred Stock purchased, redeemed or otherwise acquired by the Corporation and shares of Series K Preferred Stock not issued on or within 30 days after the Issuance Date shall become authorized and unissued shares of Preferred Stock which may be designated as shares of any other series. No additional shares of Preferred Stock, however, may be classified as Series K Preferred Stock.

 D. Liquidation. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of the shares of the Series K Preferred Stock then outstanding shall be entitled to be paid in cash out of the net assets of the Corporation, including its capital, a liquidation payment of $50 per share, plus, in each case, Dividends Accumulated to the date of payment, and no more, before any distribution or payment shall be made to the holders of shares of Junior Stock and, after payment to the holders of the outstanding shares of Series
K Preferred Stock and to the holders of shares of other series of Preferred Stock and classes of other Parity Stock of the amounts to which they are respectively entitled, the balance of such assets, if any, shall be paid to the holders of the Common Stock according to their respective rights. For the purposes of the preceding sentence, neither the consolidation of the Corporation with nor the merger of the Corporation into any other corporation nor the sale, lease or other disposition of all or substantially all of the Corporation's properties and assets shall, without further corporation action, be deemed a liquidation, dissolution or winding up of the affairs of the Corporation. In case the net assets of the Corporation are insufficient to pay to the holders of the outstanding shares of Series K Preferred Stock the full amounts to which they are respectively entitled, the entire net assets of the Corporation remaining shall be distributed ratably to the holders of the outstanding shares of Series K Preferred Stock, other series of Preferred Stock and classes of other Parity Stock in proportion to the full amounts to which they are respectively entitled.

 E.  Conversion.

     (1) Each holder of any outstanding shares of Series K Preferred Stock shall have the right, at any time, to convert any of such shares into shares of Common Stock. Furthermore, as to any shares of Series K Preferred Stock called for redemption, each such holder shall have the right at any time prior to the close of business on the date fixed for redemption (unless default shall be made by the Corporation in the payment of the redemption price in which case such right of conversion shall continue uninterrupted) to convert any of such shares into shares of Common Stock. The number of shares of Common Stock into which each share of Series K Preferred Stock shall be convertible shall be equal to the number arrived at by dividing $50 by the conversion price per share of the Common Stock fixed or determined as hereinafter provided. Such conversion price shall initially be $40.75 per share, subject to the adjustments hereinafter provided (such price as adjusted at any time being hereinafter called the "Conversion Price".)

     (2) The holder of any outstanding shares of Series K Preferred Stock may exercise the conversion right provided in paragraph (1) above as to all or any portion of the shares he holds by delivering to the Corporation during regular business hours, at the principal office of the Corporation or at such other place as may be designated in writing by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or endorsed or assigned to the Corporation (if required by it), accompanied by (a) written notice stating that the holder elects to convert such shares and stating the name or names (with address and applicable social security or other tax identification number) in which the certificate or certificates for shares of Common Stock are to be issued and (b) in the case of conversion after the record date for the payment of dividends on the Series K

 Preferred Stock, as determined by the Board of Directors of the Corporation, but before the next Payment Date, an amount equal to the full dividend installment to be paid on the next Payment Date attributable to the shares of Series K Preferred Stock to be converted. Conversion shall be deemed to have been effected on the date (the "Conversion Date") when such delivery is made. As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and a check or other order for the payment of cash due with respect to any fraction of a share, as provided in paragraph (3) below. The person in whose name the certificate or certificates for shares of Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date, unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; but the Conversion Price shall be that in effect on the Conversion Date.

     (3) The Corporation shall not issue any fraction of a share upon conversion of shares of the Series K Preferred Stock. If more than one share of the Series K Preferred Stock shall be surrendered for conversion at any time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series K Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Corporation shall make an adjustment therefor in cash based on the Fair Market Value, on the Conversion Date, of one share of Common Stock. The "Fair Market Value" of one share of Common Stock, as used in this Section E shall, if the Common Stock is traded in the over-the-counter market, be deemed to be the mean between the asked and bid prices on the date the value is required to be determined, as reported by NASDAQ or any similar service, and if the Common Stock is listed and traded on a national stock exchange, be deemed to be the closing price of the Common Stock for such day derived from the New York Stock Exchange Composite Tape, or if there be no New York Stock Exchange Composite Tape, any similar service; provided, however, that if the Common Stock is not traded on such date, then the Fair Market Value shall be determined, in the manner hereinabove set forth, on the most recent preceding business day on which the Common Stock was traded.

     (4) The issuance of Common Stock on conversion of outstanding shares of Series K Preferred Stock shall be made by the Corporation without charge for expenses or for any tax in respect of the issuance of such Common Stock, but the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in any name other than that of the holder of record on the books of the Corporation of the outstanding shares of Series K Preferred Stock converted, and the Corporation shall not be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     (5) The Conversion Price shall be subject to the following adjustments.

        (a) Whenever the Corporation shall (i) pay a dividend on its outstanding shares of Common Stock in shares of its Common Stock or subdivide or otherwise split its outstanding shares of Common Stock, or (ii) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the effective date of the happening of such event shall be adjusted so that the holders of the Series K Preferred Stock, upon conversion of all thereof immediately following such event, would be entitled to receive the same aggregate number of shares of Common Stock as they would have been entitled to receive immediately following such event if such shares of Series K Preferred Stock had been converted immediately prior thereto, or if there is a record date in respect of such event, immediately prior to such record date.

        (b) In case the Corporation shall issue rights, warrants or options to all holders of its Common Stock entitling them (for a period expiring within 90 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Value (as hereinafter defined) per share of Common Stock on the record date mentioned below, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the issuance of such rights, warrants or options by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of issuance of such rights, warrants or options plus the number of shares which the aggregate exercise price of the shares of Common Stock called for by all such rights, warrants or options (excluding any theretofore exercised) would purchase at such Current Market Value and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of issuance of such rights, warrants or options plus the number of additional shares of Common Stock called for by all such rights, warrants or options (excluding any theretofore exercised). Such adjustment shall be made whenever such rights, warrants or options are issued and shall be retroactively effective as of immediately after the record date for the determination of stockholders entitled to receive such rights, warrants or options. For the purposes of this Section E(5), the "Current Market Value" per share of Common Stock on any date shall be deemed to be the average of the Fair Market Value (as defined in Section E(3)) of each of the 20 consecutive trading days commencing
     40 trading days before such date (a trading day being a day on which securities are traded in the over-the-counter market or, if the Common Stock is then listed on any national stock exchange, on such exchange).

        (c) Whenever the Corporation shall make a distribution to holders of Common Stock of evidences of its indebtedness or assets (excluding dividends and distributions paid in cash out of funds available for dividends in accordance with applicable law), or rights, warrants or options to subscribe for or purchase securities of the Corporation (other than those referred to in subdivision (b) of this paragraph (5)), the Conversion Price immediately prior to such distribution shall be adjusted by multiplying such Conversion Price by a fraction, (i) the numerator of which shall be the denominator, hereinbelow described, less the fair value (as conclusively determined in good faith by the Board of Directors of the Corporation) at the time of such distribution of that portion of the evidences of indebtedness, assets, or the rights, warrants or options, distributed which is applicable to one share of Common Stock, and (ii) the denominator of which shall be the Current Market Value per share of Common Stock on the next full business day after the record date fixed for the determination of the holders of the Common Stock entitled to such distribution. Such adjustment shall be retroactively effective as of immediately after such record date.

     (6) Notwithstanding any of the foregoing provisions of this Section E, no adjustment of the Conversion Price shall be made if the Corporation shall issue (i) Common Stock or rights, warrants or options to purchase Common Stock pursuant to one or more stock purchase plans, stock option plans, stock purchase contracts, incentive compensation plans, or other remuneration plans for employees (including officers) of the Corporation or its Subsidiaries adopted or approved by the Board of Directors of the Corporation before or after the adoption of this resolution or (ii) rights, warrants or options to purchase Common Stock or other capital stock convertible into Common Stock pursuant to one or more plans (the "Share Rights Plans") which in connection with certain acquisitions of an interest in the Corporation may permit the holders of such rights, warrants or options to subscribe for or to purchase shares of Common Stock or such other capital stock at a price per share less than the then Current Market Value per share of Common Stock. The Corporation shall not adopt any Share Rights Plans unless in connection therewith the Corporation provides that the holders of Series K Preferred Stock will be entitled to receive substantially similar rights, warrants or options upon conversion of Series K Preferred Stock.

     (7) In any case in which this Section E provides that an adjustment of the Conversion Price shall become effective retroactively immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any shares of Series K Preferred Stock converted after such record date and before the occurrence of such event that number of shares of Common Stock issuable upon such conversion that shall be in addition to the number of shares of Common Stock which were issuable upon such conversion immediately before the adjustment in the Conversion Price required in respect of such event, and (ii) paying to such holder any cash in lieu of a fractional share pursuant to this Section E.

     (8) Anything in this Section E to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of greater than one percent in such price; provided, however, that any adjustments which by reason of this paragraph (8) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Section E shall be made to the nearest cent.

     (9) Whenever the Conversion Price and subsequent charges to be made therein are adjusted pursuant to this Section E, the Corporation shall (i) promptly place on file at its principal office and at the office of each transfer agent for the Series K Preferred Stock, if any, a statement, signed by the Chairman or President of the Corporation and by its Treasurer, showing in detail the facts requiring such adjustment and a computation of the adjusted Conversion Price, and shall make such statement available for inspection by stockholders of the Corporation, and (ii) cause a notice to be mailed to each holder of record of the outstanding shares of Series K Preferred Stock stating that such adjustment has been made and setting forth the adjusted Conversion Price. Unless the change in the Conversion Price is caused as a result of action described in Section E(5)(a), the statement shall be accompanied by a letter from the Corporation's independent public accountants stating that the change has been made in accordance with the provisions of this Article.

     (10) In the event of any reclassification or recapitalization of the outstanding shares of Common Stock (except a change in par value, or from par value to no par value, or subdivision or other split or combination of shares), or in case of any consolidation or merger to which the Corporation is a party, except a merger in which the Corporation is the surviving corporation and which does not result in any such reclassification or recapitalization of the outstanding Common Stock of the Corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, effective provision shall be made by the Corporation or by the successor or purchasing corporation (i) that the holder of each share of Series K Preferred Stock then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable, upon such reclassification, recapitalization, consolidation, merger, sale or conveyance, by a holder of the number of shares of Common Stock of the Corporation into which such share of Series K Preferred Stock might have been converted immediately prior thereto, and (ii) that there shall be subsequent adjustments of the Conversion Price which shall be equivalent, as nearly as practicable, to the adjustments provided for in this Section E. The provisions of this paragraph (10) shall similarly apply to successive reclassifications, charges, consolidations, mergers, sales or conveyances.

     (11) Shares of Common Stock issued on conversion of shares of Series K Preferred Stock shall be issued as fully paid shares and shall be nonassessable by the Corporation. The Corporation shall, at all times, reserve and keep available for the purpose of effecting the conversion of the outstanding shares of Series K Preferred Stock such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Series K Preferred Stock.

     (12) Shares of Series K Preferred Stock converted as provided herein shall become authorized and unissued shares of Preferred Stock which may be designated as shares of any other series. No additional shares of Preferred Stock, however, may be classified as Series K Preferred Stock.

 F.  Exchange Provisions.

     (1) The Series K Preferred Stock is exchangeable in whole only at the option of the Corporation on any Payment Date beginning November 1, 1988 for Debentures to be issued under the indenture, dated as of October 24, 1986 (the "Indenture"), between the Corporation and Sovran Bank, N.A., as Trustee. Holders of outstanding shares of Series K Preferred Stock will be entitled to receive $50 principal amount of the Debentures in exchange for each share of Series K Preferred Stock held by them at the time of exchange. At such time (the "Effective Date" of the exchange), the rights of the holders of Series K Preferred Stock as stockholders of the Corporation shall cease (except the right to receive on the date of exchange an amount equal to the amount of accumulated and unpaid dividends to the date of exchange), and the person or persons entitled to receive the Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Debentures. The Corporation will give written notice of its intention to exchange by first class mail, postage prepaid, to each holder of record of the Series K Preferred Stock no less than 30 nor more than 60 days prior to the date fixed for the exchange at his last address as shown on the Corporation's stock transfer records. The notice will set forth the Effective Date of the exchange and the place or places where certificates representing shares to be exchanged shall be surrendered. The Corporation will cause the Debentures to be authenticated on the Effective Date of the exchange.

     Upon surrender of the certificates for any share of Series K Preferred Stock to be exchanged in accordance with the requirements set forth in such notice, such shares shall be exchanged by the Corporation into Debentures, as stated above. From and after the Effective Time of the Exchange all shares of Series K Preferred Stock shall, whether or not the certificates therefor shall have been surrendered for cancellation, (i) be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and determine except the right to receive $50 principal amount of the Debentures in exchange for each share of Series K Preferred Stock and (ii) become authorized and unissued shares of Preferred Stock which may be designated as shares of any other series. No additional shares of Preferred Stock, however, may be classified as Series K Preferred Stock.

     (2) The Debentures shall bear interest at a rate of 6-3/4% per annum and shall be convertible at the option of the holder thereof into shares of Common Stock. The number of shares of Common Stock issuable upon conversion of each Debenture, the redemption provisions applicable to the Debentures and the other terms of the Debentures, including the form thereof, shall be as is set forth in the Indenture.

 G.  Definitions.  For the purpose of this amendment, the word
"corporation" shall be deemed to include corporations, associations, companies and business trusts and, unless the context otherwise requires, the following terms shall have the following meanings:

     "Capital Stock" means any capital stock of any class or series (however designated) of the Corporation.

     "Common Stock" means the Common Stock of the Corporation ($.10 par value), the voting powers, rights and preferences of which are set forth in the Articles of Incorporation of the Corporation.

     "Conversion Date" is defined in Section E(2) hereof.

     "Conversion Price" is defined in Section E(1) hereof.

     "Current Market Value" is defined in Section E(5)(b) hereof.

     "Debentures" means the Corporation's 6-3/4% Convertible Subordinated Debentures due November l, 2016 issued pursuant to the Indenture.

     "Dividends Accumulated" means with respect to any shares of Series K Preferred Stock, an amount equal to the dividends thereon at the dividend rate per annum computed from the Issuance Date to the date to which reference is made, whether such amount or any part thereof shall have been declared as dividends and whether there shall be or have been any funds out of which such dividends might legally be paid, less the amount of dividends declared and paid thereon and, if any dividends thereon have been declared but not paid, the amount set apart for the payment of such dividends.

     "Fair Market Value" is defined in Section E(3) hereof.

     "Indenture" is defined in Section F(1) hereof.

     "Issuance Date" shall mean the first date of issuance of any shares of Series K Preferred Stock.

     "Junior Stock" means any Capital Stock ranking as to dividends or as to rights in liquidation, dissolution or winding up of the affairs of the Corporation junior to Series K Preferred Stock.

     "Parity Stock" means any Capital Stock ranking as to dividends or as to rights in liquidation, dissolution or winding up the affairs of the Corporation equally with the Series K Preferred Stock.

     "Payment Date" is defined in Section A(1) hereof.

     "Record Date" is defined in Section A(1) hereof.

     "Subsidiary" means any corporation a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Corporation or by one or more Subsidiaries or by the Corporation and one or more Subsidiaries. For this purpose, "Voting Stock" means stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such corporation, other than stock having such powers only by reason of the happening of a contingency.

     "Voting Preferred Stock" is defined in Section B(4) hereof.

                                   ARTICLE IX
              SERIES L $14.00 CUMULATIVE CONVERTIBLE EXCHANGEABLE
                                PREFERRED STOCK

 Pursuant to a resolution adopted by the Board of Directors of the Corporation on September 18, 1987, 1,000,000 shares of Preferred Stock ($10 par value) constitutes a series of Preferred Stock designated as the Series L $14.00 Cumulative Convertible Exchangeable Preferred Stock (the "Series L Preferred Stock"), the shares of which have the following voting powers, limitations, rights and preferences:

 A.  Dividends.

     (1) The holders of the outstanding shares of Series L Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors of the Corporation, out of any funds legally available therefor, cash dividends at the rate and payable on the dates hereinafter set forth. The rate of dividends payable on the shares of Series L Preferred Stock shall be $14.00 per share per annum and no more. Dividends shall be payable in equal quarterly installments on the first day of January, April, July and October of each year (the "Payment Dates"), commencing, in the case of any share of Series L Preferred Stock, on January 1, 1988. The initial dividend payment will be computed at the annual rate for the period from the Issuance Date of Series L Preferred Stock to the first installment Payment Date. Dividends shall be cumulative and accumulate on the Series L Preferred Stock from and after the Issuance Date. Dividends payable on the first installment Payment Date following issuance and on the date fixed for any redemption of shares of Series L Preferred Stock pursuant to Section C hereof which is not a Payment Date, shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

     (2) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Parity Stock for any dividend period unless all dividends for all past dividend periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all shares of Series L Preferred Stock outstanding.

     (3) Unless full dividends (to the extent that the amount thereof shall have become determinable) on all outstanding shares of Series L Preferred Stock and any outstanding shares of Parity Stock due for all past dividend periods shall have been declared and paid, or declared and a sum sufficient for the payment thereof set apart, then, subject to the rights of holders of shares of previously issued series of Preferred Stock, (a) no dividend (other than a dividend payable solely in Junior Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Stock; (b) no other distribution shall be made upon any shares of Junior Stock; (c) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for value by the Corporation or by any Subsidiary; and (d) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock by the Corporation or any Subsidiary.

 B.  Voting Rights.

     (1) Except for the voting rights expressly conferred by this Section B and except to the extent provided by law, the holders of shares of Series L Preferred Stock shall not be entitled (a) to vote on any matter or (b) to receive notice of, or to participate in, any meeting of stockholders of the Corporation at which the holders of shares of Series L Preferred Stock are not entitled to vote.

     (2) The approval of more than two-thirds of the votes entitled to be cast by the holders of the outstanding shares of the Series L Preferred Stock, voting as a separate voting group, shall be required for the adoption of any amendment to the Articles of Incorporation, or any bylaw, that materially adversely changes the preferences, limitations and rights of the Series L Preferred Stock (it being expressly stated that an increase in the number of Directors of the Corporation is not such an adverse change, provided that this statement is made as a matter of clarification and shall not be read as implying that in its absence such an increase would institute such an adverse change) or for the authorization of, or the increase in the authorized number of shares of, a class of Capital Stock other than Junior Stock and Parity Stock. The approval of a majority of the votes entitled to be cast by the holders of the outstanding shares of Series L Preferred Stock, voting as a separate voting group, shall be required for authorization of, or an increase in the authorized number of shares of, any class of Parity Stock. Except for cases covered by the two preceding sentences of this paragraph (2), whenever the holders of the Series L Preferred Stock are entitled under the Virginia Stock Corporation Act to vote as a separate voting group on an amendment of the Articles of Incorporation, a plan of merger, or a plan of share exchange, the vote required for the approval of such amendment shall be a majority of all votes cast on the amendment, plan of merger or plan of share exchange by the holders of the Series L Preferred Stock at a meeting at which the holders of a majority of the outstanding shares of Series L Preferred Stock are represented in person or by proxy.

     (3) Whenever the holders of the Series L Preferred Stock are entitled under the Virginia Stock Corporation Act to vote together with the holders of one or more other series of Preferred Stock as a single voting group (including a vote of the class of Preferred Stock as a separate voting group) on any amendment of the Articles of Incorporation, plan of merger or plan of share exchange, the vote required for the approval of such amendment, plan of merger or plan of share exchange shall be a majority of all votes cast on the amendment, plan of merger or plan of share exchange by the holders of the shares included in such voting group at a meeting at which the holders of a majority of the outstanding shares included in such voting group are represented in person or by proxy; provided that if at the time of such vote there shall be outstanding any share of a series included in such voting group which under the Articles of Incorporation or otherwise under the Virginia State Corporation Act is not authorized as part of such voting group to approve the amendment, plan of merger or plan of share exchange by such majority vote, the vote required for its approval of such amendment, plan of merger or plan of share exchange shall be more than two-thirds of all the votes entitled to be cast by such voting group.

     (4) The holders of the outstanding shares of Series L Preferred Stock shall also have the right, voting together with the holders of any other outstanding shares of Voting Preferred Stock (as hereinafter defined) as a separate voting group, to elect two members of the Board of Directors of the Corporation at any time six or more quarterly dividends on any shares of Voting Preferred Stock shall be in arrears and unpaid, in whole or in part, whether or not declared and whether or not any funds shall be or have been legally available for payment thereof. For this purpose, "Voting Preferred Stock" shall mean the Series L Preferred Stock and each other series of Preferred Stock which shall have substantially similar voting rights (including voting as one voting group with other shares of Voting Preferred Stock) with respect to the election of directors upon substantially similar arrearages of dividends. In such event, unless a regular meeting of the stockholders of the Corporation is to be held within 60 days thereof for the purpose of electing Directors, the Corporation shall promptly thereafter cause the number of Directors of the Corporation to be increased by two, and, within 30 days thereafter, shall call a special meeting of the holders of the outstanding shares of Voting Preferred Stock for the purpose of electing such Directors to take place at the time specified in the notice of the meeting, to be not more than 60 days after such holders become so entitled to elect two Directors and not less than ten nor more than 50 days after the date on which such notice is mailed. If such special meeting shall not have been so called by the Corporation, or such regular meeting shall not be so held, a special meeting may be called for such purpose at the expense of the Corporation by the holders of not less than 10% of the outstanding shares of any series of Voting Preferred Stock; and notice of any such special meeting shall be given by the person or persons calling the same to the holders of the outstanding shares of the Voting Preferred Stock by first-class mail, postage prepaid, at their last addresses as shall appear on the stock transfer records of the Corporation. At any such special meeting the holders of the outstanding shares of Voting Preferred Stock, voting as a separate voting group with each share having one vote, shall elect two members of the Board of Directors of the Corporation. If a regular meeting of the stockholders of the Corporation for the purpose of electing Directors is to be held within 60 days after the time the holders of the outstanding shares of Voting Preferred Stock become so entitled to elect two Directors, then the holders of the outstanding shares of Voting Preferred Stock shall be given notice thereof in the same manner as other stockholders of the Corporation entitled to vote thereat; and at such regular meeting, the holders of the outstanding shares of Voting Preferred Stock, voting as a separate voting group with each share having one vote, shall elect two members of the Board of Directors. The right of the holders of the Voting Preferred Stock, voting as a separate voting group, to elect two members of the Board of Directors of the Corporation shall continue until such time as no dividends on any outstanding shares of Voting Preferred Stock are in arrears and unpaid, in whole or in part, at which time (i) the voting power of the holders of the outstanding shares of Voting Preferred Stock so to elect two directors shall cease, but always subject to the same provisions of this paragraph (4) for the vesting of such voting power upon the occurrence of each and every like arrearage of dividends, and (ii) the term of office of each member of the Board of Directors who was elected pursuant to this paragraph (4) shall automatically expire.

 C.  Redemption.

     (1) The shares of Series L Preferred Stock are not redeemable prior to October 1, 1989. With respect to redemption thereafter, the Corporation may at its option redeem all or any portion of the outstanding shares of Series L Preferred Stock at a redemption price determined as follows: if redeemed during the twelve months' period ending September 30 of each of the following years, at the price per share indicated (in dollars):

 Year        Price                Year      Price
 1990       $211.20               1994     $205.60
 1991        209.80               1995      204.20
 1992        208.40               1996      202.80
 1993        207.00               1997      201.40

 and thereafter at the price of $200 per share, plus in each case
 Dividends Accumulated to the date fixed for redemption.

     (2) In case less than all of the outstanding shares of Series L Preferred Stock are to be redeemed, not more than 60 days prior to the date fixed for redemption the Corporation shall select the shares to be redeemed. The Corporation shall select by proration, by lot or otherwise the shares to be so redeemed among the holders thereof. The Corporation shall make such adjustments, reallocations and eliminations as it shall deem proper by increasing or decreasing or eliminating the number of shares to be redeemed which would be allocable to any one holder on the basis of exact proration, selection by lot or any such other method of selection by not more than ten shares to the end that the numbers of shares so prorated shall be integral multiples of ten shares. The Corporation in its discretion may select the particular certificates (if there are more than one) representing shares registered in the name of a holder that are to be redeemed.

     (3) Not less than 30 nor more than 60 days prior to the date fixed for any redemption pursuant to paragraph (1) of this Section C, notice of redemption shall be given by first class mail, postage prepaid, to the holders of record of the outstanding shares of the Series L Preferred Stock to be redeemed at their last addresses as shown by the Corporation's stock transfer records. The notice of redemption shall set forth the number of shares to be redeemed, the date fixed for redemption, the applicable redemption price or prices (including the amount of Dividends Accumulated to the date fixed for the redemption), and the place or places where certificates representing shares to be redeemed may be surrendered. In case less than all outstanding shares are to be redeemed, the notice of redemption shall also set forth the numbers of the certificates representing shares to be redeemed and, in case less than all shares represented by any such certificate are to be redeemed, the number of shares represented by such certificate to be redeemed.

     (4) If notice of redemption of any outstanding shares of Series L Preferred Stock shall have been duly mailed as herein provided, on or before the date fixed for redemption the Corporation shall deposit in cash funds sufficient to pay the redemption price (including Dividends Accumulated to the date fixed for redemption) of such shares in trust for the benefit of the holders of shares to be redeemed with any bank or trust company in the City of Richmond, State of Virginia, or Borough of Manhattan, City and State of New York, having capital and surplus aggregating at least $50,000,000 as of the date of its most recent report of financial condition, named in such notice, to be applied to the redemption of the shares so called for redemption against surrender for cancellation of the certificates representing shares so redeemed. From and after the time of such deposit all shares for the redemption of which such deposit shall have been made shall, whether or not the certificates therefor shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and determine except (i) the right to receive payment of the redemption price (including Dividends Accumulated to the date fixed for redemption), but without interest, and (ii) in the case of any such deposit before the date fixed for redemption, the right to convert such shares into shares of Common Stock, which conversion right shall continue to be exercisable until, but not after, the close of business on the date fixed for redemption. Any interest earned on funds so deposited shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of three years from the date fixed for redemption shall be repaid to the Corporation free of trust, and the holders of the shares called for redemption who have not surrendered certificates representing such shares prior to such repayment shall be deemed to be unsecured creditors of the Corporation for the amount of the redemption price (including Dividends Accumulated to the date fixed for redemption) thereof and shall look only to the Corporation for payment thereof, without interest, subject to the laws of the Commonwealth of Virginia.

     (5) The Corporation shall also have the right to acquire outstanding shares of Series L Preferred Stock otherwise than by redemption pursuant to paragraph (1) of this Section C from time to time for such consideration as may be acceptable to the holders thereof; provided, however, that if full dividends on all the outstanding shares of Series L Preferred Stock for all past dividend periods shall not have been declared and paid or declared and a sum sufficient for the payment thereof set apart, neither the Corporation nor any Subsidiary shall so acquire any shares of Series L Preferred Stock except in accordance with a purchase offer made on the same terms to all the holders of the outstanding shares of Series L Preferred Stock.

     (6) Shares of Series L Preferred Stock purchased, redeemed or otherwise acquired by the Corporation and shares of Series L Preferred Stock not issued on or within 30 days after the Issuance Date shall become authorized and unissued shares of Preferred Stock which may be designated as shares of any other series. No additional shares of Preferred Stock, however, may be classified as Series L Preferred Stock.

 D. Liquidation. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of the shares of the Series L Preferred Stock then outstanding shall be entitled to be paid in cash out of the net assets of the Corporation, including its capital, a liquidation payment of $200 per share, plus, in each case, Dividends Accumulated to the date of payment, and no more, before any distribution or payment shall be made to the holders of shares of Junior Stock and, after payment to the holders of the outstanding shares of Series
L Preferred Stock and to the holders of shares of other series of Preferred Stock and classes of other Parity Stock of the amounts to which they are respectively entitled, the balance of such assets, if any, shall be paid to the holders of the Common Stock according to their respective rights. For the purposes of the preceding sentence, neither the consolidation of the Corporation with nor the merger of the Corporation into any other corporation nor the sale, lease or other disposition of all or substantially all of the Corporation's properties and assets shall, without further corporation action, be deemed a liquidation, dissolution or winding up of the affairs of the Corporation. In case the net assets of the Corporation are insufficient to pay to the holders of the outstanding shares of Series L Preferred Stock the full amounts to which they are respectively entitled, the entire net assets of the Corporation remaining shall be distributed ratably to the holders of the outstanding shares of Series L Preferred Stock, other series of Preferred Stock and classes of other Parity Stock in proportion to the full amounts to which they are respectively entitled.

 E.  Conversion.

     (1) Each holder of any outstanding shares of Series L Preferred Stock shall have the right, at any time, to convert any of such shares into shares of Common Stock. Furthermore, as to any shares of Series L Preferred Stock called for redemption, each such holder shall have the right at any time prior to the close of business on the date fixed for redemption (unless default shall be made by the Corporation in the payment of the redemption price in which case such right of conversion shall continue uninterrupted) to convert any of such shares into shares of Common Stock. The number of shares of Common Stock into which each share of Series L Preferred Stock shall be convertible shall be equal to the number arrived at by dividing $200 by the conversion price per share of the Common Stock fixed or determined as hereinafter provided. Such conversion price shall initially be $40.00 per share, subject to the adjustments hereinafter provided (such price as adjusted at any time being hereinafter called the "Conversion Price".)

     (2) The holder of any outstanding shares of Series L Preferred Stock may exercise the conversion right provided in paragraph (1) above as to all or any portion of the shares he holds by delivering to the Corporation during regular business hours, at the principal office of the Corporation or at such other place as may be designated in writing by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or endorsed or assigned to the Corporation (if required by it), accompanied by (a) written notice stating that the holder elects to convert such shares and stating the name or names (with address and applicable social security or other tax identification number) in which the certificate or certificates for shares of Common Stock are to be issued and (b) in the case of conversion after the record date for the payment of dividends on the Series L Preferred Stock, as determined by the Board of Directors of the Corporation, but before the next Payment Date, an amount equal to the full dividend installment to be paid on the next Payment Date attributable to the shares of Series L Preferred Stock to be converted. Conversion shall be deemed to have been effected on the date (the "Conversion Date") when such delivery is made. As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and a check or other order for the payment of cash due with respect to any fraction of a share, as provided in paragraph (3) below. The person in whose name the certificate or certificates for shares of Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date, unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; but the Conversion Price shall be that in effect on the Conversion Date.

     (3) The Corporation shall not issue any fraction of a share upon conversion of shares of the Series L Preferred Stock. If more than one share of the Series L Preferred Stock shall be surrendered for conversion at any time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series L Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Corporation shall make an adjustment therefor in cash based on the Fair Market Value, on the Conversion Date, of one share of Common Stock. The "Fair Market Value" of one share of Common Stock, as used in this Section E shall, if the Common Stock is traded in the over-the-counter market, be deemed to be the mean between the asked and bid prices on the date the value is required to be determined, as reported by NASDAQ or any similar service, and if the Common Stock is listed and traded on a national stock exchange, be deemed to be the closing price of the Common Stock for such day derived from the New York Stock Exchange Composite Tape, or if there be no New York Stock Exchange Composite Tape, any similar service; provided, however, that if the Common Stock is not traded on such date, then the Fair Market Value shall be determined, in the manner hereinabove set forth, on the most recent preceding business day on which the Common Stock was traded.

     (4) The issuance of Common Stock on conversion of outstanding shares of Series L Preferred Stock shall be made by the Corporation without charge for expenses or for any tax in respect of the issuance of such Common Stock, but the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in any name other than that of the holder of record on the books of the Corporation of the outstanding shares of Series L Preferred Stock converted, and the Corporation shall not be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     (5) The Conversion Price shall be subject to the following adjustments.

        (a) Whenever the Corporation shall (i) pay a dividend on its outstanding shares of Common Stock in shares of its Common Stock or subdivide or otherwise split its outstanding shares of Common Stock, or (ii) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the effective date of the happening of such event shall be adjusted so that the holders of the Series L Preferred Stock, upon conversion of all thereof immediately following such event, would be entitled to receive the same aggregate number of shares of Common Stock as they would have been entitled to receive immediately following such event if such shares of Series L Preferred Stock had been converted immediately prior thereto, or if there is a record date in respect of such event, immediately prior to such record date.

        (b) In case the Corporation shall issue rights, warrants or options to all holders of its Common Stock entitling them (for a period expiring within 90 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Value (as hereinafter defined) per share of Common Stock on the record date mentioned below, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the issuance of such rights, warrants or options by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of issuance of such rights, warrants or options plus the number of shares which the aggregate exercise price of the shares of Common Stock called for by all such rights, warrants or options (excluding any theretofore exercised) would purchase at such Current Market Value and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of issuance of such rights, warrants or options plus the number of additional shares of Common Stock called for by all such rights, warrants or options (excluding any theretofore exercised). Such adjustment shall be made whenever such rights, warrants or options are issued and shall be retroactively effective as of immediately after the record date for the determination of stockholders entitled to receive such rights, warrants or options. For the purposes of this Section E(5), the "Current Market Value" per share of Common Stock on any date shall be deemed to be the average of the Fair Market Value (as defined in Section E(3)) of each of the 20 consecutive trading days commencing
     40 trading days before such date (a trading day being a day on which securities are traded in the over-the-counter market or, if the Common Stock is then listed on any national stock exchange, on such exchange).

        (c) Whenever the Corporation shall make a distribution to holders of Common Stock of evidences of its indebtedness or assets (excluding dividends and distributions paid in cash out of funds available for dividends in accordance with applicable law), or rights, warrants or options to subscribe for or purchase securities of the Corporation (other than those referred to in subdivision (b) of this paragraph (5)), the Conversion Price immediately prior to such distribution shall be adjusted by multiplying such Conversion Price by a fraction, (i) the numerator of which shall be the denominator, hereinbelow described, less the fair value (as conclusively determined in good faith by the Board of Directors of the Corporation) at the time of such distribution of that portion of the evidences of indebtedness, assets, or the rights, warrants or options, distributed which is applicable to one share of Common Stock, and (ii) the denominator of which shall be the Current Market Value per share of Common Stock on the next full business day after the record date fixed for the determination of the holders of the Common Stock entitled to such distribution. Such adjustment shall be retroactively effective as of immediately after such record date.

     (6) Notwithstanding any of the foregoing provisions of this Section E, no adjustment of the Conversion Price shall be made if the Corporation shall issue (i) Common Stock or rights, warrants or options to purchase Common Stock pursuant to one or more stock purchase plans, stock option plans, stock purchase contracts, incentive compensation plans, or other remuneration plans for employees (including officers) of the Corporation or its Subsidiaries adopted or approved by the Board of Directors of the Corporation before or after the adoption of this resolution or (ii) rights, warrants or options to purchase Common Stock or other capital stock convertible into Common Stock pursuant to one or more plans (the "Share Rights Plans") which in connection with certain acquisitions of an interest in the Corporation may permit the holders of such rights, warrants or options to subscribe for or to purchase shares of Common Stock or such other capital stock at a price per share less than the then Current Market Value per share of Common Stock. The Corporation shall not adopt any Share Rights Plans unless in connection therewith the Corporation provides that the holders of Series L Preferred Stock will be entitled to receive substantially similar rights, warrants or options upon conversion of Series L Preferred Stock.

     (7) In any case in which this Section E provides that an adjustment of the Conversion Price shall become effective retroactively immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any shares of Series L Preferred Stock converted after such record date and before the occurrence of such event that number of shares of Common Stock issuable upon such conversion that shall be in addition to the number of shares of Common Stock which were issuable upon such conversion immediately before the adjustment in the Conversion Price required in respect of such event, and (ii) paying to such holder any cash in lieu of a fractional share pursuant to this Section E.

     (8) Anything in this Section E to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of greater than one percent in such price; provided, however that any adjustments which by reason of this paragraph (8) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Section E shall be made to the nearest cent.

     (9) Whenever the Conversion Price and subsequent charges to be made therein are adjusted pursuant to this Section E, the Corporation shall (i) promptly place on file at its principal office and at the office of each transfer agent for the Series L Preferred Stock, if any, a statement, signed by the Chairman or President of the Corporation and by its Treasurer, showing in detail the facts requiring such adjustment and a computation of the adjusted Conversion Price, and shall make such statement available for inspection by stockholders of the Corporation, and (ii) cause a notice to be mailed to each holder of record of the outstanding shares of Series L Preferred Stock stating that such adjustment has been made and setting forth the adjusted Conversion Price. Unless the change in the Conversion Price is caused as a result of action described in Section E(5)(a), the statement shall be accompanied by a letter from the Corporation's independent public accountants stating that the change has been made in accordance with the provisions of this Article.

     (10) In the event of any reclassification or recapitalization of the outstanding shares of Common Stock (except a change in par value, or from par value to no par value, or subdivision or other split or combination of shares), or in case of any consolidation or merger to which the Corporation is a party, except a merger in which the Corporation is the surviving corporation and which does not result in any such reclassification or recapitalization of the outstanding Common Stock of the Corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, effective provision shall be made by the Corporation or by the successor or purchasing corporation (i) that the holder of each share of Series L Preferred Stock then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable, upon such reclassification, recapitalization, consolidation, merger, sale or conveyance, by a holder of the number of shares of Common Stock of the Corporation into which such share of Series L Preferred Stock might have been converted immediately prior thereto, and (ii) that there shall be subsequent adjustments of the Conversion Price which shall be equivalent, as nearly as practicable, to the adjustments provided for in this Section E. The provisions of this paragraph (10) shall similarly apply to successive reclassifications, charges, consolidations, mergers, sales or conveyances.

     (11) Shares of Common Stock issued on conversion of shares of Series L Preferred Stock shall be issued as fully paid shares and shall be nonassessable by the Corporation. The Corporation shall, at all times, reserve and keep available for the purpose of effecting the conversion of the outstanding shares of Series L Preferred Stock such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Series L Preferred Stock.

     (12) Shares of Series L Preferred Stock converted as provided herein shall become authorized and unissued shares of Preferred Stock which may be designated as shares of any other series. No additional shares of Preferred Stock, however, may be classified as Series L Preferred Stock.

 F.  Exchange Provisions.

     (1) The Series L Preferred Stock is exchangeable in whole only at the option of the Corporation on any Payment Date beginning October l, 1989 for Debentures to be issued under the indenture, dated as of October 24, 1986 (the "Indenture"), between the Corporation and Sovran Bank, N.A., as Trustee as supplemented by a First Series Supplement dated as of September 17, 1987. Holders of outstanding shares of Series L Preferred Stock will be entitled to receive $200 principal amount of the Debentures in exchange for each share of Series L Preferred Stock held by them at the time of exchange. At such time (the "Effective Date" of the exchange), the rights of the holders of Series L Preferred Stock as stockholders of the Corporation shall cease (except the right to receive on the date of exchange an amount equal to the amount of accumulated and unpaid dividends to the date of exchange), and the person or persons entitled to receive the Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Debentures. The Corporation will give written notice of its intention to exchange by first class mail, postage prepaid, to each holder of record of the Series L Preferred Stock no less than 30 nor more than 60 days prior to the date fixed for the exchange at his last address as shown on the Corporation's stock transfer records. The notice will set forth the Effective Date of the exchange and the place or places where certificates representing shares to be exchanged shall be surrendered. The Corporation will cause the Debentures to be authenticated on the Effective Date of the exchange.

     Upon surrender of the certificates for any share of Series L Preferred Stock to be exchanged in accordance with the requirements set forth in such notice, such shares shall be exchanged by the Corporation into Debentures, as stated above. From and after the Effective Time of the Exchange all shares of Series L Preferred Stock shall, whether or not the certificates therefor shall have been surrendered for cancellation, (i) be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate except the right to receive $200 principal amount of the Debentures in exchange for each share of Series L Preferred Stock and (ii) become authorized and unissued shares of Preferred Stock which may be designated as shares of any other series. No additional shares of Preferred Stock, however, may be classified as Series L Preferred Stock.

     (2) The Debentures shall bear interest at a rate of 7% per annum and shall be convertible at the option of the holder thereof into shares of Common Stock. The number of shares of Common Stock issuable upon conversion of each Debenture, the redemption provisions applicable to the Debentures and the other terms of the Debentures, including the form thereof, shall be as is set forth in the Indenture.

 G. Definitions. For the purpose of this amendment, the word "corpo-ration" shall be deemed to include corporations, associations, companies and business trusts and, unless the context otherwise requires, the following terms shall have the following meanings:

     "Capital Stock" means any capital stock of any class or series (however designated) of the Corporation.

     "Common Stock" means the Common Stock of the Corporation ($.10 par value), the voting powers, rights and preferences of which are set forth in the Articles of Incorporation of the Corporation.

     "Conversion Date" is defined in Section E(2) hereof.

     "Conversion Price" is defined in Section E(1) hereof.

     "Current Market Value" is defined in Section E(5)(b) hereof.

     "Debentures" means the Corporation's 7% Convertible Subordinated Debentures due October 1, 2017 issued pursuant to the Indenture.

     "Dividends Accumulated" means with respect to any shares of Series L Preferred Stock, an amount equal to the dividends thereon at the dividend rate per annum computed from the Issuance Date to the date to which reference is made, whether such amount or any part thereof shall have been declared as dividends and whether there shall be or have been any funds out of which such dividends might legally be paid, less the amount of dividends declared and paid thereon and, if any dividends thereon have been declared but not paid, the amount set apart for the payment of such dividends.

     "Fair Market Value" is defined in Section E(3) hereof.

     "Indenture" is defined in Section F(1) hereof.

     "Issuance Date" shall mean the first date of issuance of any shares of Series L Preferred Stock.

     "Junior Stock" means any Capital Stock ranking as to dividends or as to rights in liquidation, dissolution or winding up of the affairs of the Corporation junior to Series L Preferred Stock.

     "Parity Stock" means any Capital Stock ranking as to dividends or as to rights in liquidation, dissolution or winding up the affairs of the Corporation equally with the Series L Preferred Stock.

     "Payment Date" is defined in Section A(1) hereof.

     "Record Date" is defined in Section A(1) hereof.

     "Subsidiary" means any corporation a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Corporation or by one or more Subsidiaries or by the Corporation and one or more Subsidiaries. For this purpose, "Voting Stock" means stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such corporation, other than stock having such powers only by reason of the happening of a contingency.

     "Voting Preferred Stock" is defined in Section B(4) hereof.

                                   ARTICLE X
                            SERIES M PREFERRED STOCK

 Pursuant to a resolution adopted by the Board of Directors of the Corporation on February 9, 1989, 150,000 shares of Preferred Stock ($10 par value) constitutes a series of Preferred Stock designated as the Series M Cumulative Participating Preferred Stock (the "Series M Preferred Stock"), the shares of which have the following voting powers, limitations, rights and preferences:

 A.  Dividends and Distributions.

     (1) The holders of shares of the Series M Preferred Stock, in preference to the holders of Common Stock, $.10 par value, of the Corporation (the "Common Stock") and of any other junior stock, shall be entitled to receive, if, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, quarterly dividends payable in cash on the fifteenth day (or, if not a business day, the preceding business day) of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series M Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series M Preferred Stock. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of the Series M Preferred Stock declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount per share to which holders of shares of the Series M Preferred Stock shall be entitled under clause (b) of the preceding sentence shall be adjusted by multiplying the amount per share to which holders of shares of the Series M Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (2) The Corporation shall declare a dividend or distribution on the Series M Preferred Stock as provided in paragraph (1) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series M Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (3) Dividends shall begin to accrue and be cumulative on outstanding shares of the Series M Preferred Stock from the Quarterly

 Dividend Payment Date next preceding the date of issue of such shares of the Series M Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of the Series M Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of the Series M Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors of the Corporation may fix a record date for the determination of holders of shares of the Series M Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

 B. Voting Rights. The holders of shares of the Series M Preferred Stock shall have the following voting rights:

     (1) Subject to the provision for adjustment hereinafter set forth, each share of the Series M Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of the Series M Preferred Stock declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of the Series M Preferred Stock shall be entitled shall be adjusted by multiplying the number of votes per share to which holders of shares of the Series M Preferred Stock were entitled immediately prior to such event by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (2) Except as otherwise provided herein or by law, the holders of shares of the Series M Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     (3) Except as set forth herein, holders of the Series M Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

 C.  Certain Restrictions.

     (1) Whenever quarterly dividends or other dividends or distributions payable on the Series M Preferred Stock as provided in Section A are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Series M Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

        (a) declare, set apart or pay dividends on or make any other distributions on the Common Stock or any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series M Preferred Stock;

        (b) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series M Preferred Stock, except dividends paid ratably on the Series M

     Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

        (c) redeem or purchase or otherwise acquire for consideration shares of the Series M Preferred Stock, any such parity stock or any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series M Preferred Stock, or set aside for or pay to any sinking fund therefor.

     (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
 (1) of this Section C, purchase or otherwise acquire such shares at such time and in such manner.

 D. Reacquired Shares. Any shares of the Series M Preferred Stock, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, $10 par value, and may be reissued as a new series or a part of a new series of Preferred Stock, $10 par value, to be created by resolution or resolutions of the Board of Directors.

 E. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Series M Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the first issuance of any share of the Series M Preferred Stock declare or pay any dividend on Common Stock payable in shares of Common Stock, or affect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of the Series M Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

 F. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made
(a) to the holders of shares of Common Stock or of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series M Preferred Stock unless, prior thereto, the holders of shares of the Series M Preferred Stock shall have received an amount per share equal to the greater of (i) $150,000 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, plus in each such case an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series M Preferred Stock, except distributions made ratably on the Series M Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of the Series M Preferred Stock declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount per share to which holders of shares of the Series M Preferred Stock shall be entitled under the provision of clause (a) of the preceding sentence shall be adjusted by multiplying the amount per share to which holders of shares of the Series M Preferred Stock would have been entitled immediately prior to such event under the provision of clause (a) of the preceding sentence by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

 G. No Redemption. The shares of Series M Preferred Stock shall not be redeemable.

 H. Amendment. The Amended and Restated Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series M Preferred Stock so as to affect them adversely without the affirmative vote of the holders of more than two-thirds of the outstanding shares of the Series M Preferred Stock, voting together as a single voting group.

                                   ARTICLE XI
              SERIES N $14.00 CUMULATIVE CONVERTIBLE EXCHANGEABLE
                                PREFERRED STOCK

 Pursuant to a resolution adopted by the Board of Directors of the Corporation on December 14, 1989, 280,000 shares of Preferred Stock ($10.00 par value) constitutes a series of Preferred Stock designated as the Series N $14.00 Cumulative Convertible Exchangeable Preferred Stock (the "Series N Preferred Stock"), the shares of which have the following voting powers, limitations, rights and preferences:

 A.  Dividends.

     (1) The holders of the outstanding shares of Series N Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors of the Corporation, out of any funds legally available therefor, cash dividends at the rate and payable on the dates hereinafter set forth. The rate of dividends payable on the shares of Series N Preferred Stock shall be $14.00 per share per annum and no more. Dividends shall be payable in equal quarterly installments on the first day of January, April, July and October of each year (the "Payment Dates"), commencing, in the case of any share of Series N Preferred Stock, on April 1, 1990. The initial dividend payment will be computed at the annual rate for the period from the Issuance Date of Series N Preferred Stock to the first installment Payment Date. Dividends shall be cumulative and accumulate on the Series N Preferred Stock from and after the Issuance Date. Dividends payable on the first installment Payment Date following issuance and on the date fixed for any redemption of shares of Series N Preferred Stock pursuant to Section C hereof which is not a Payment Date, shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Dividends will be payable to holders of record as they appear on the stock books of the Corporation on such record dates as shall be fixed by the Board of Directors of the Corporation (the "Record Dates").

     (2) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Parity Stock for any dividend period unless all dividends for all past dividend periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all shares of Series N Preferred Stock outstanding.

     (3) Unless full dividends (to the extent that the amount thereof shall have become determinable) on all outstanding shares of Series N Preferred Stock and any outstanding shares of Parity Stock due for all past dividend periods shall have been declared and paid, or declared and a sum sufficient for the payment thereof set apart, then, subject to the rights of holders of shares of previously issued series of Preferred Stock, (a) no dividend (other than a dividend payable solely in Junior Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Stock; (b) no other distribution shall be made upon any shares of Junior Stock; (c) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for value by the Corporation or by any Subsidiary; and (d) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock by the Corporation or any Subsidiary.

 B.  Voting Rights.

     (1) Except for the voting rights expressly conferred by this Section B and except to the extent provided by law, the holders of shares of Series N Preferred Stock shall not be entitled (a) to vote on any matter or (b) to receive notice of, or to participate in, any meeting of stockholders of the Corporation at which the holders of shares of Series N Preferred Stock are not entitled to vote.

     (2) The approval of more than two-thirds of the votes entitled to be cast by the holders of the outstanding shares of the Series N Preferred Stock, voting as a separate voting group, shall be required for the adoption of any amendment to the Articles of Incorporation, or any bylaw, that materially adversely changes the preferences, limitations and rights of the Series N Preferred Stock (it being expressly stated that an increase in the number of Directors of the Corporation is not such an adverse change, provided that this statement is made as a matter of clarification and shall not be read as implying that in its absence such an increase would institute such an adverse change) or for the authorization of, or the increase in the authorized number of shares of, a class of Capital Stock other than Junior Stock and Parity Stock. The approval of a majority of the votes entitled to be cast by the holders of the outstanding shares of Series N Preferred Stock, voting as a separate voting group, shall be required for authorization of, or an increase in the authorized number of shares of, any class of Parity Stock. Except for cases covered by the two preceding sentences of this paragraph (2), whenever the holders of the Series N Preferred Stock are entitled under the Virginia Stock Corporation Act to vote as a separate voting group on an amendment of the Articles of Incorporation, a plan of merger, or a plan of share exchange, the vote required for the approval of such amendment shall be a majority of all votes cast on the amendment, plan of merger or plan of share exchange by the holders of the Series N Preferred Stock at a meeting at which the holders of a majority of the outstanding shares of Series N Preferred Stock are represented in person or by proxy.

     (3) Whenever the holders of the Series N Preferred Stock are entitled under the Virginia Stock Corporation Act to vote together with the holders of one or more other series of Preferred Stock as a single voting group (including a vote of the class of Preferred Stock as a separate voting group) on any amendment of the Articles of Incorporation, plan of merger or plan of share exchange, the vote required for the approval of such amendment, plan of merger or plan of share exchange shall be a majority of all votes cast on the amendment, plan of merger or plan of share exchange by the holders of the shares included in such voting group at a meeting at which the holders of a majority of the outstanding shares included in such voting group are represented in person or by proxy; provided that if at the time of such vote there shall be outstanding any share of a series included in such voting group which under the Articles of Incorporation or otherwise under the Virginia State Corporation Act is not authorized as part of such voting group to approve the amendment, plan of merger or plan of share exchange by such majority vote, the vote required for its approval of such amendment, plan of merger or plan of share exchange shall be more than two-thirds of all the votes entitled to be cast by such voting group.

     (4) The holders of the outstanding shares of Series N Preferred Stock shall also have the right, voting together with the holders of any other outstanding shares of Voting Preferred Stock (as hereinafter defined) as a separate voting group, to elect two members of the Board of Directors of the Corporation at any time six or more quarterly dividends on any shares of Voting Preferred Stock shall be in arrears and unpaid, in whole or in part, whether or not declared and whether or not any funds shall be or have been legally available for payment thereof. For this purpose, "Voting Preferred Stock" shall mean the Series N Preferred Stock and each other series of Preferred Stock which shall have substantially similar voting rights (including voting as one voting group with other shares of Voting Preferred Stock) with respect to the election of directors upon substantially similar arrearages of dividends. In such event, unless a regular meeting of the stockholders of the Corporation is to be held within 60 days thereof for the purpose of electing Directors, the Corporation shall promptly thereafter cause the number of Directors of the Corporation to be increased by two, and, within 30 days thereafter, shall call a special meeting of the holders of the outstanding shares of Voting Preferred Stock for the purpose of electing such Directors to take place at the time specified in the notice of the meeting, to be not more than 60 days after such holders become so entitled to elect two Directors and not less than ten nor more than 50 days after the date on which such notice is mailed. If such special meeting shall not have been so called by the Corporation, or such regular meeting shall not be so held, a special meeting may be called for such purpose at the expense of the Corporation by the holders of not less than 10% of the outstanding shares of any series of Voting Preferred Stock; and notice of any such special meeting shall be given by the person or persons calling the same to the holders of the outstanding shares of the Voting Preferred Stock by first-class mail, postage prepaid, at their last addresses as shall appear on the stock transfer records of the Corporation. At any such special meeting the holders of the outstanding shares of Voting Preferred Stock, voting as a separate voting group with each share having one vote, shall elect two members of the Board of Directors of the Corporation. If a regular meeting of the stockholders of the Corporation for the purpose of electing Directors is to be held within 60 days after the time the holders of the outstanding shares of Voting Preferred Stock become so entitled to elect two Directors, then the holders of the outstanding shares of Voting Preferred Stock shall be given notice thereof in the same manner as other stockholders of the Corporation entitled to vote thereat; and at such regular meeting, the holders of the outstanding shares of Voting Preferred Stock, voting as a separate voting group with each share having one vote, shall elect two members of the Board of Directors. The right of the holders of the Voting Preferred Stock, voting as a separate voting group, to elect two members of the Board of Directors of the Corporation shall continue until such time as no dividends on any outstanding shares of Voting Preferred Stock are in arrears and unpaid, in whole or in part, at which time (i) the voting power of the holders of the outstanding shares of Voting Preferred Stock so to elect two directors shall cease, but always subject to the same provisions of this paragraph (4) for the vesting of such voting power upon the occurrence of each and every like arrearage of dividends, and (ii) the term of office of each member of the Board of Directors who was elected pursuant to this paragraph (4) shall automatically expire.

 C.  Redemption.

     (1) After December 31, 1991, the Corporation may at its option redeem all or any portion of the outstanding shares of Series N Preferred Stock at a redemption price determined as follows: if redeemed during the twelve months' period ending September 30 of each of the following years, at the price per share indicated (in dollars):

 Year        Price                Year      Price
 1992        208.40               1995      204.20
 1993        207.00               1996      202.80
 1994        205.60               1997      201.40

 and thereafter at the price of $200 per share, plus in each case
 Dividends Accumulated to the date fixed for redemption.

     (2) In case less than all of the outstanding shares of Series N Preferred Stock are to be redeemed, not more than 60 days prior to the date fixed for redemption the Corporation shall select the shares to be redeemed. The Corporation shall select by proration, by lot or otherwise the shares to be so redeemed among the holders thereof. The Corporation shall make such adjustments, reallocations and eliminations as it shall deem proper by increasing or decreasing or eliminating the number of shares to be redeemed which would be allocable to any one holder on the basis of exact proration, selection by lot or any such other method of selection by not more than ten shares to the end that the numbers of shares so prorated shall be integral multiples of ten shares. The

 Corporation in its discretion may select the particular certificates (if there are more than one) representing shares registered in the name of a holder that are to be redeemed.

     (3) Not less than 30 nor more than 60 days prior to the date fixed for any redemption pursuant to paragraph (1) of this Section C, notice of redemption shall be given by first class mail, postage prepaid, to the holders of record of the outstanding shares of the Series N Preferred Stock to be redeemed at their last addresses as shown by the Corporation's stock transfer records. The notice of redemption shall set forth the number of shares to be redeemed, the date fixed for redemption, the applicable redemption price or prices (including the amount of Dividends Accumulated to the date fixed for the redemption), and the place or places where certificates representing shares to be redeemed may be surrendered. In case less than all outstanding shares are to be redeemed, the notice of redemption shall also set forth the numbers of the certificates representing shares to be redeemed and, in case less than all shares represented by any such certificate are to be redeemed, the number of shares represented by such certificate to be redeemed.

     (4) If notice of redemption of any outstanding shares of Series N Preferred Stock shall have been duly mailed as herein provided, on or before the date fixed for redemption the Corporation shall deposit in cash funds sufficient to pay the redemption price (including Dividends Accumulated to the date fixed for redemption) of such shares in trust for the benefit of the holders of shares to be redeemed with any bank or trust company in the City of Richmond, State of Virginia, or Borough of Manhattan, City and State of New York, having capital and surplus aggregating at least $50,000,000 as of the date of its most recent report of financial condition, named in such notice, to be applied to the redemption of the shares so called for redemption against surrender for cancellation of the certificates representing shares so redeemed. From and after the time of such deposit all shares for the redemption of which such deposit shall have been made shall, whether or not the certificates therefor shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and determine except (i) the right to receive payment of the redemption price (including Dividends Accumulated to the date fixed for redemption), but without interest, and (ii) in the case of any such deposit before the date fixed for redemption, the right to convert such shares into shares of Common Stock, which conversion right shall continue to be exercisable until, but not after, the close of business on the date fixed for redemption. Any interest earned on funds so deposited shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of three years from the date fixed for redemption shall be repaid to the Corporation free of trust, and the holders of the shares called for redemption who have not surrendered certificates representing such shares prior to such repayment shall be deemed to be unsecured creditors of the Corporation for the amount of the redemption price (including Dividends Accumulated to the date fixed for redemption) thereof and shall look only to the Corporation for payment thereof, without interest, subject to the laws of the Commonwealth of Virginia.

     (5) The Corporation shall also have the right to acquire outstanding shares of Series N Preferred Stock otherwise than by redemption pursuant to paragraph (1) of this Section C from time to time for such consideration as may be acceptable to the holders thereof; provided, however, that if full dividends on all the outstanding shares of Series N Preferred Stock for all past dividend periods shall not have been declared and paid or declared and a sum sufficient for the payment thereof set apart, neither the Corporation nor any Subsidiary shall so acquire any shares of Series N Preferred Stock except in accordance with a purchase offer made on the same terms to all the holders of the outstanding shares of Series N Preferred Stock.

     (6) Shares of Series N Preferred Stock purchased, redeemed or otherwise acquired by the Corporation and shares of Series N Preferred Stock not issued on or within 30 days after the Issuance Date shall become authorized and unissued shares of Preferred Stock which may be designated as shares of any other series. No additional shares of Preferred Stock, however, may be classified as Series N Preferred Stock.

 D. Liquidation. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of the shares of the Series N Preferred Stock then outstanding shall be entitled to be paid in cash out of the net assets of the Corporation, including its capital, a liquidation payment of $200 per share, plus, in each case, Dividends Accumulated to the date of payment, and no more, before any distribution or payment shall be made to the holders of shares of Junior Stock and, after payment to the holders of the outstanding shares of Series
N Preferred Stock and to the holders of shares of other series of Preferred Stock and classes of other Parity Stock of the amounts to which they are respectively entitled, the balance of such assets, if any, shall be paid to the holders of the Common Stock according to their respective rights. For the purposes of the preceding sentence, neither the consolidation of the Corporation with nor the merger of the Corporation into any other corporation nor the sale, lease or other disposition of all or substantially all of the Corporation's properties and assets shall, without further corporate action, be deemed a liquidation, dissolution or winding up of the affairs of the Corporation. In case the net assets of the Corporation are insufficient to pay to the holders of the outstanding shares of Series N Preferred Stock the full amounts to which they are respectively entitled, the entire net assets of the Corporation remaining shall be distributed ratably to the holders of the outstanding shares of Series N Preferred Stock, other series of Preferred Stock and classes of other Parity Stock in proportion to the full amounts to which they are respectively entitled.

 E.  Conversion.

     (1) Each holder of any outstanding shares of Series N Preferred Stock shall have the right, at any time, to convert any of such shares into shares of Common Stock. Furthermore, as to any shares of Series N Preferred Stock called for redemption, each such holder shall have the right at any time prior to the close of business on the date fixed for redemption (unless default shall be made by the Corporation in the payment of the redemption price in which case such right of conversion shall continue uninterrupted) to convert any of such shares into shares of Common Stock. The number of shares of Common Stock into which each share of Series N Preferred Stock shall be convertible shall be equal to the number arrived at by dividing $200 by the conversion price per share of the Common Stock fixed or determined as hereinafter provided. Such conversion price shall initially be $40.00 per share, subject to the adjustments hereinafter provided (such price as adjusted at any time being hereinafter called the "Conversion Price").

     (2) The holder of any outstanding shares of Series N Preferred Stock may exercise the conversion right provided in paragraph (1) above as to all or any portion of the shares he holds by delivering to the Corporation during regular business hours, at the principal office of the Corporation or at such other place as may be designated in writing by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or endorsed or assigned to the Corporation (if required by it), accompanied by (a) written notice stating that the holder elects to convert such shares and stating the name or names (with address and applicable social security or other tax identification number) in which the certificate or certificates for shares of Common Stock are to be issued and (b) in the case of conversion after the record date for the payment of dividends on the Series N Preferred Stock, as determined by the Board of Directors of the Corporation, but before the next Payment Date, an amount equal to the full dividend installment to be paid on the next Payment Date attributable to the shares of Series N Preferred Stock to be converted. Conversion shall be deemed to have been effected on the date (the "Conversion Date") when such delivery is made. As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and a check or other order for the payment of cash due with respect to any fraction of a share, as provided in paragraph (3) below. The person in whose name the certificate or certificates for shares of Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date, unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; but the Conversion Price shall be that in effect on the Conversion Date.

     (3) The Corporation shall not issue any fraction of a share upon conversion of shares of the Series N Preferred Stock. If more than one share of the Series N Preferred Stock shall be surrendered for conversion at any time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series N Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Corporation shall make an adjustment therefor in cash based on the Fair Market Value, on the Conversion Date, of one share of Common Stock. The "Fair Market Value" of one share of Common Stock, as used in this Section E shall, if the Common Stock is traded in the over-the-counter market, be deemed to be the mean between the asked and bid prices on the date the value is required to be determined, as reported by NASDAQ or any similar service, and if the Common Stock is listed and traded on a national stock exchange, be deemed to be the closing price of the Common Stock for such day derived from the New York Stock Exchange Composite Tape, or if there be no New York Stock Exchange Composite Tape, any similar service; provided, however, that if the Common Stock is not traded on such date, then the Fair Market Value shall be determined, in the manner hereinabove set forth, on the most recent preceding business day on which the Common Stock was traded.

     (4) The issuance of Common Stock on conversion of outstanding shares of Series N Preferred Stock shall be made by the Corporation without charge for expenses or for any tax in respect of the issuance of such Common Stock, but the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in any name other than that of the holder of record on the books of the Corporation of the outstanding shares of Series N Preferred Stock converted, and the Corporation shall not be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     (5) The Conversion Price shall be subject to the following adjustments.

        (a) Whenever the Corporation shall (i) pay a dividend on its outstanding shares of Common Stock in shares of its Common Stock or subdivide or otherwise split its outstanding shares of Common Stock, or (ii) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the effective date of the happening of such event shall be adjusted so that the holders of the Series N Preferred Stock, upon conversion of all thereof immediately following such event, would be entitled to receive the same aggregate number of shares of Common Stock as they would have been entitled to receive immediately following such event if such shares of Series N Preferred Stock had been converted immediately prior thereto, or if there is a record date in respect of such event, immediately prior to such record date.

        (b) In case the Corporation shall issue rights, warrants or options to all holders of its Common Stock entitling them (for a period expiring within 90 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Value (as hereinafter defined) per share of Common Stock on the record date mentioned below, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the issuance of such rights, warrants or options by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of issuance of such rights, warrants or options plus the number of shares which the aggregate exercise price of the shares of Common Stock called for by all such rights, warrants or options (excluding any theretofore exercised) would purchase at such Current Market Value and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of issuance of such rights, warrants or options plus the number of additional shares of Common Stock called for by all such rights, warrants or options (excluding any theretofore exercised). Such adjustment shall be made whenever such rights, warrants or options are issued and shall be retroactively effective as of immediately after the record date for the determination of stockholders entitled to receive such rights, warrants or options. For the purposes of this Section E(5), the "Current Market Value" per share of Common Stock on any date shall be deemed to be the average of the Fair Market Value (as defined in Section E(3)) on each of the 20 consecutive trading days commencing
     40 trading days before such date (a trading day being a day on which securities are traded in the over-the-counter market or, if the Common Stock is then listed on any national stock exchange, on such exchange).

        (c) Whenever the Corporation shall make a distribution to holders of Common Stock of evidences of its indebtedness or assets (excluding dividends and distributions paid in cash out of funds available for dividends in accordance with applicable law), or rights, warrants or options to subscribe for or purchase securities of the Corporation (other than those referred to in subdivision (b) of this paragraph (5)), the Conversion Price immediately prior to such distribution shall be adjusted by multiplying such Conversion Price by a fraction, (i) the numerator of which shall be the denominator, hereinbelow described, less the fair value (as conclusively determined in good faith by the Board of Directors of the Corporation) at the time of such distribution of that portion of the evidences of indebtedness, assets, or the rights, warrants or options, distributed which is applicable to one share of Common Stock, and (ii) the denominator of which shall be the Current Market Value per share of Common Stock on the next full business day after the record date fixed for the determination of the holders of the Common Stock entitled to such distribution. Such adjustment shall be retroactively effective as of immediately after such record date.

     (6) Notwithstanding any of the foregoing provisions of this Section E, no adjustment of the Conversion Price shall be made if the Corporation shall issue (i) Common Stock or rights, warrants or options to purchase Common Stock pursuant to one or more stock purchase plans, stock option plans, stock purchase contracts, incentive compensation plans, or other remuneration plans for employees (including officers) of the Corporation or its Subsidiaries adopted or approved by the Board of Directors of the Corporation before or after the adoption of this resolution or (ii) rights, warrants or options to purchase Common Stock or other capital stock convertible into Common Stock pursuant to one or more plans (the "Share Rights Plans") which in connection with certain acquisitions of an interest in the Corporation may permit the holders of such rights, warrants or options to subscribe for or to purchase shares of Common Stock or such other capital stock at a price per share less than the then Current Market Value per share of Common Stock. The Corporation shall not adopt any Share Rights Plans unless in connection therewith the Corporation provides that the holders of Series N Preferred Stock will be entitled to receive substantially similar rights, warrants or options upon conversion of Series N Preferred Stock.

     (7) In any case in which this Section E provides that an adjustment of the Conversion Price shall become effective retroactively immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any shares of Series N Preferred Stock converted after such record date and before the occurrence of such event that number of shares of Common Stock issuable upon such conversion that shall be in addition to the number of shares of Common Stock which were issuable upon such conversion immediately before the adjustment in the Conversion Price required in respect of such event, and (ii) paying to such holder any cash in lieu of a fractional share pursuant to this Section E.

     (8) Anything in this Section E to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of greater than one percent in such price; provided, however, that any adjustments which by reason of this paragraph (8) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Section E shall be made to the nearest cent.

     (9) Whenever the Conversion Price and subsequent changes to be made therein are adjusted pursuant to this Section E, the Corporation shall (i) promptly place on file at its principal office and at the office of each transfer agent for the Series N Preferred Stock, if any, a statement, signed by the Chairman or President of the Corporation and by its Treasurer, showing in detail the facts requiring such adjustment and a computation of the adjusted Conversion Price, and shall make such statement available for inspection by stockholders of the Corporation, and (ii) cause a notice to be mailed to each holder of record of the outstanding shares of Series N Preferred Stock stating that such adjustment has been made and setting forth the adjusted Conversion Price. Unless the change in the Conversion Price is caused as a result of action described in Section E(5)(a), the statement shall be accompanied by a letter from the Corporation's independent public accountants stating that the change has been made in accordance with the provisions of this Article.

     (10) In the event of any reclassification or recapitalization of the outstanding shares of Common Stock (except a change in par value, or from par value to no par value, or subdivision or other split or combination of shares), or in case of any consolidation or merger to which the Corporation is a party, except a merger in which the Corporation is the surviving corporation and which does not result in any such reclassification or recapitalization of the outstanding Common Stock of the Corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, effective provision shall be made by the Corporation or by the successor or purchasing corporation (i) that the holder of each share of Series N Preferred Stock then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable, upon such reclassification, recapitalization, consolidation, merger, sale or conveyance, by a holder of the number of shares of Common Stock of the Corporation into which such share of Series N Preferred Stock might have been converted immediately prior thereto, and (ii) that there shall be subsequent adjustments of the Conversion Price which shall be equivalent, as nearly as practicable, to the adjustments provided for in this Section E. The provisions of this paragraph (10) shall similarly apply to successive reclassifications, charges, consolidations, mergers, sales or conveyances.

     (11) Shares of Common Stock issued on conversion of shares of Series N Preferred Stock shall be issued as fully paid shares and shall be nonassessable by the Corporation. The Corporation shall, at all times, reserve and keep available for the purpose of effecting the conversion of the outstanding shares of Series N Preferred Stock such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Series N Preferred Stock.

     (12) Shares of Series N Preferred Stock converted as provided herein shall become authorized and unissued shares of Preferred Stock which may be designated as shares of any other series. No additional shares of Preferred Stock, however, may be classified as Series N Preferred Stock.

 F.  Exchange Provisions.

     (1) The Series N Preferred Stock is exchangeable in whole only at the option of the Corporation on any Payment Date after December 31, 1991, for Debentures to be issued under the indenture, dated as of October 24, 1986 between the Corporation and Sovran Bank, N.A., as Trustee as supplemented by a First Series Supplement dated as of September 17, 1987 and a Second Series Supplement dated as of December 1, 1989 (such indenture as supplemented by the First Series Supplement and the Second Series Supplement, the "Indenture"). Holders of outstanding shares of Series N Preferred Stock will be entitled to receive $200 principal amount of the Debentures in exchange for each share of Series
 N Preferred Stock held by them at the time of exchange. At such time (the "Effective Date" of the exchange), the rights of the holders of Series N Preferred Stock as stockholders of the Corporation shall cease (except the right to receive on the date of exchange an amount equal to the amount of accumulated and unpaid dividends to the date of exchange), and the person or persons entitled to receive the Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Debentures. The Corporation will give written notice of its intention to exchange by first class mail, postage prepaid, to each holder of record of the Series N Preferred Stock no less than 30 nor more than 60 days prior to the date fixed for the exchange at his last address as shown on the Corporation's stock transfer records. The notice will set forth the Effective Date of the exchange and the place or places where certificates representing shares to be exchanged shall be surrendered. The Corporation will cause the Debentures to be authenticated on the Effective Date of the exchange.

     Upon surrender of the certificates for any share of Series N Preferred Stock to be exchanged in accordance with the requirements set forth in such notice, such shares shall be exchanged by the Corporation into Debentures, as stated above. From and after the Effective Date of the exchange all shares of Series N Preferred Stock shall, whether or not the certificates therefor shall have been surrendered for cancellation, (i) be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate except the right to receive $200 principal amount of the Debentures in exchange for each share of Series N Preferred Stock and the right to received accumulated and unpaid dividends to the date of exchange and (ii) become authorized and unissued shares of Preferred Stock which may be designated as shares of any other series. No additional shares of Preferred Stock, however, may be classified as Series N Preferred Stock.

     (2) The Debentures shall bear interest at a rate of 7% per annum and shall be convertible at the option of the holder thereof into shares of Common Stock. The number of shares of Common Stock issuable upon conversion of each Debenture, the redemption provisions applicable to the Debentures and the other terms of the Debentures, including the form thereof, shall be as is set forth in the Indenture.

 G.  Definitions.  For the purpose of this amendment, the word
"corporation" shall be deemed to include corporations, associations, companies and business trusts and, unless the context otherwise requires, the following terms shall have the following meanings:

     "Capital Stock" means any capital stock of any class or series (however designated) of the Corporation.

     "Common Stock" means the Common Stock of the Corporation ($.10 par value), the voting powers, rights and preferences of which are set forth in the Articles of Incorporation of the Corporation.

     "Conversion Date" is defined in Section E(2) hereof.

     "Conversion Price" is defined in Section E(1) hereof.

     "Current Market Value" is defined in Section E(5)(b) hereof.

     "Debentures" means the Corporation's Second Series 7% Convertible Subordinated Debentures due October 1, 2017 issued pursuant to the Indenture.

     "Dividends Accumulated" means with respect to any shares of Series N Preferred Stock, an amount equal to the dividends thereon at the dividend rate per annum computed from the Issuance Date to the date to which reference is made, whether such amount or any part thereof shall have been declared as dividends and whether there shall be or have been any funds out of which such dividends might legally be paid, less the amount of dividends declared and paid thereon and, if any dividends thereon have been declared but not paid, the amount set apart for the payment of such dividends.

     "Fair Market Value" is defined in Section E(3) hereof.

     "Indenture" is defined in Section F(1) hereof.

     "Issuance Date" shall mean the first date of issuance of any shares of Series N Preferred Stock.

     "Junior Stock" means any Capital Stock ranking as to dividends or as to rights in liquidation, dissolution or winding up of the affairs of the Corporation junior to Series N Preferred Stock.

     "Parity Stock" means any Capital Stock ranking as to dividends or as to rights in liquidation, dissolution or winding up the affairs of the Corporation equally with the Series N Preferred Stock.

     "Payment Date" is defined in Section A(1) hereof.

     "Record Date" is defined in Section A(1) hereof.

     "Subsidiary" means any corporation a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Corporation or by one or more Subsidiaries or by the Corporation and one or more Subsidiaries. For this purpose, "Voting Stock" means stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such corporation, other than stock having such powers only by reason of the happening of a contingency.

     "Voting Preferred Stock" is defined in Section B(4) hereof.